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                                                                Exhibit 10.1

         8.14.00

         CREDIT AGREEMENT, dated as of August 14, 2000, by and among ALLEGHANY UNDERWRITING LTD, an English company, as an Account Party, ALLEGHANY UNDERWRITING CAPITAL LTD, an English company, TALBOT UNDERWRITING LIMITED, an English company, and ALLEGHANY UNDERWRITING CAPITAL (BERMUDA) LTD., a Bermuda exempted limited liability company, as Borrowers and Account Parties; ALLEGHANY CORPORATION, a Delaware corporation, as Guarantor; the Banks (as defined further below) parties hereto from time to time; MELLON BANK, N.A., a national banking association, as Issuing Bank, as Administrative Agent for the Banks and for the Issuing Bank hereunder, and as Arranger; NATIONAL WESTMINSTER BANK plc, as Syndication Agent and ING Bank, N.V., London Branch, as Managing Agent.



                              PRELIMINARY STATEMENT



         WHEREAS, the Banks have agreed to extend credit to the Credit Parties upon all of the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Account Parties, the Borrowers, the Guarantor, the Agent, the Issuing Bank, the Arranger and each Bank agree as follows.



                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "AAM" means Alleghany Asset Management, Inc., a Delaware corporation.

         "Account Parties" shall mean AUL, AUCL, Talbot and AUC(B)L, and any Other Account Parties, together with their respective successors as permitted by this Agreement, and "Account Party" shall mean one of them.

         "Account Party Members" shall mean the Account Parties other than AUL.

         "Account Party Accession Instrument" shall mean an Account Party Accession Instrument in the form attached hereto as Exhibit G, as amended, modified or supplemented from time to time.

         "Additional Amount" shall have the meaning assigned to that term in
Section 2.13(a) hereof.

         "Administrative Agent" shall mean Mellon, in its capacity as Administrative Agent for the Banks and the Issuing Bank hereunder, together with its successors and assigns in such capacity.
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         "Affected Bank" shall have the meaning assigned to that term in Section
2.12 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this Agreement, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agents" shall mean, collectively, the Administrative Agent and any other agent for the Bank Parties appointed hereunder and "Agent" shall mean one of them. If there is no agent for the Bank Parties other than the Administrative Agent, references herein to "Agents", "each Agent", "an Agent" and the like shall be references to the Administrative Agent.

         "Aggregate Letter of Credit Undrawn Availability" at any time shall mean the aggregate amount of the Letter of Credit Undrawn Availability for all Letters of Credit at such time.

         "Aggregate Letter of Credit Unreimbursed Draws" at any time shall mean the aggregate amount of Letter of Credit Unreimbursed Draws for all Letters of Credit at such time.

         "Agreement" shall mean this Agreement as amended, modified or supplemented from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 4.05.

         "Alleghany", "Guarantor" or "Pledgor" means Alleghany Corporation, a Delaware corporation.

         "Annual Statement" means the annual financial statement of each syndicate managed by any AUHL Entity required to be filed with Lloyd's or, if applicable, the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by Lloyd's or such AUHL Entity's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by Lloyd's or such insurance commissioner (or such similar authority) to be used for filing annual financial statements and shall contain the type of information permitted by Lloyd's or such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Applicable Margin" shall mean 0.75% for each Level One Day, 0.875% for each Level Two Day, 1.00% for each Level Three Day and 1.125% for each Level Four Day.

         "Applicable Reimbursement Interest Rate" as used herein with respect to Letters of Credit, (i) with respect to obligations denominated in Dollars, shall mean the Prime Rate and (ii) with respect to obligations denominated in Pounds, shall mean 0.5% per annum in excess of the seven-day rate appearing on the Telerate Screen page 3750 or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display the British Bankers' Association Interest Settlement Rate for deposits in Pounds and (iii) with respect to obligations denominated in Euros, shall mean 0.5% per annum in excess of the seven-day rate appearing on the Telerate Screen page 3750 or any equivalent successor to such page or other page as appropriate on the Telerate Service or such other service as may, from time to time, display such Settlement Rate for deposits in Euros.

         "Arranger" shall mean Mellon Bank, N. A., in its capacity as Arranger hereunder.


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         "AUC(B)L" means Alleghany Underwriting Capital (Bermuda) Ltd., a
Bermuda exempted limited liability company.

         "AUCL" means Alleghany Underwriting Capital Ltd, an English company.

         "AUHL Entities" means, collectively, AUL, AUCL, Talbot and AUC(B)L, together with each permitted successor thereto which does not engage in any business other than the businesses engaged in by the AUHL Entities on the date of this Agreement.

         "AUL" means Alleghany Underwriting Ltd, an English company which, on the date hereof, is the managing agent for Lloyd's syndicates 376, 1183, 2376 and 1207.

         "Bank Parties" shall mean the Banks, the Issuing Bank and the Agents.

         "Banks" shall mean the parties listed on the signature pages hereof, subject to the provisions of Section 10.13 hereof pertaining to Persons becoming or ceasing to be Banks, and "Bank" shall mean any of them.

         "Base Rate" shall have the meaning assigned to that term in Section 3.03(a)(i) hereof.

         "Base Rate Loan" shall mean a Loan with respect to which a Borrower has selected the Base Rate Option.

         "Base Rate Option" shall have the meaning assigned to that term in
Section 3.03(a)(i) hereof.

         "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole of such Loan or Loans bearing interest at any time under the Base Rate Option. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or London, England and, in the case of the making or payment of loans or reimbursement obligations denominated in Euros, other than a day which is not a TARGET Day.

         "Borrowers" shall mean AUCL, Talbot and AUC(B)L and any other entity which becomes a borrower hereunder with the consent of all the Banks, together with their respective successors as permitted by this Agreement and "Borrower" shall mean one of them.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means Investments maturing within one year from the date of investment (excluding (x) Investments as to which the principal amount to be repaid may be subject to fluctuation and (y) mortgage backed securities consisting of principal only or interest only strips) in (a) certificates of deposit, Eurodollar time deposits and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $500,000,000 and rated C or better by Thomson BankWatch or with any Bank, (b) certificates of deposit, other interest bearing accounts or


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deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest rating obtainable from Standard & Poor's on the date of investment, (e) commercial paper rated A-1 or better by Standard & Poor's and P-1 or better by Moody's or (f) money market mutual funds identified by the valuation office of the NAIC as requiring no investment reserve.

         "Change in Control" shall mean (a) that any Credit Party (other than Alleghany) or (unless and until a Substitution of Eligible Substitute Collateral shall have occurred) AAM shall cease to be a Wholly-Owned Subsidiary of Alleghany or (b) that a Person or Persons acting in concert (other than Allan P. Kirby, Jr. and F. M. Kirby and their families) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting stock of Alleghany.

         "Closing Date" shall mean August 21, 2000 or such later date as may be specified by Alleghany by one day's written notice to the Administrative Agent.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" shall have the meaning assigned to that term in the Pledge Agreement.

         "Committed Amount" shall have the meaning assigned to that term in
Section 2.01(a) hereof.

         "Commitment Banks" shall have the meaning assigned to that term in
Section 2.15 hereof.

         "Commitment Fee" shall have the meaning assigned to that term in
Section 2.02(a) hereof.

         "Commitment Percentage" for each Bank shall mean a fraction, expressed as a percentage, the numerator of which is such Bank's Committed Amount and the denominator of which is the aggregate Committed Amounts of all the Banks.

         "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for a Credit Party or Alleghany, as the case may be, and its Subsidiaries in accordance with Agreement Accounting Principles.

         "Consolidated Person" means, for the taxable year of reference of Alleghany, each Person which has joined or which is required to join in the filing of a consolidated federal income tax return with Alleghany.

         "Consolidated Subsidiaries" of a Person shall mean those Subsidiaries of such Person the accounts of which are consolidated with the accounts of such Person in accordance with generally accepted accounting principles in effect in the United States.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.


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         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Alleghany or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Continuing Letter of Credit Agreement" shall mean, collectively, one or more letter of credit agreements executed and delivered by the Account Parties substantially in the form of Exhibit A hereto.

         "Covered Subsidiary" shall mean AAM, each Subsidiary of AAM, Alleghany Underwriting Holdings Ltd., each of the AUHL Entities and each Subsidiary of any of the AUHL Entities or of Alleghany Underwriting Holdings Ltd.; provided, however, that from and after the occurrence of a Substitution of Eligible Substitute Collateral the term "Covered Subsidiary" shall mean Alleghany Underwriting Holdings Ltd., each of the AUHL Entities and each Subsidiary of any of the AUHL Entities or of Alleghany Underwriting Holdings Ltd.

         "Conversion to Tranche System" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Corresponding Source of Funds" shall mean in the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more deposits in Pounds or Euros, as applicable, in the London interbank market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Bank's pro rata share of such Funding Segment.

         "Credit Extension" shall mean (a) the making of any Loan by any Bank or
(b) the issuance, or extension of the expiration date of, any Letter of Credit by the Issuing Bank or (c) the Existing Letters of Credit becoming Letters of Credit hereunder on the Closing Date.

         "Credit Parties" means the Account Parties, the Borrowers and the Guarantor, and "Credit Party" means any of them.

         "Current Expiration Date" shall have the meaning assigned to that term in Section 2.14 hereof.

         "Deemed AAM Wholly-Owned Subsidiary" shall have the meaning assigned to that term in Section 6.11(c) hereof.

         "Default" and "Event of Default" shall have the same meaning and shall mean an event or condition described in Article VII hereof.

         "Designated Pledged Shares" shall have the meaning assigned to that term in the Pledge Agreement.

         "Dollar," "Dollars" and the symbol $ shall mean lawful money of the United States of America.

         "Dollar Equivalent" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase at 11:00 o'clock A.M., Pittsburgh time on the date of determination, based upon the quoted spot rates of the Issuing Bank at which its applicable branch or office offers to exchange Dollars for such currency in the London foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars. Section 3.10 hereof contains certain provisions with respect to calculation of Dollar Equivalent.

         "Domestic Office" when used in connection with the Administrative Agent, shall mean its office located at One Mellon Center, Pittsburgh, Pennsylvania 15258, or such other address of the


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Administrative Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Account Parties and the Borrowers.

         "Eligible Substitute Collateral" shall mean either (a) one or more of the following: (i) a letter of credit issued by a financial institution having a senior unsecured long-term debt rating of not less than A by Standard & Poors and not less than A2 by Moody's which letter of credit is in a form reasonably satisfactory to the Required Banks and which in any event provides for drawings thereunder solely upon certification by the Agent that an Event of Default has occurred hereunder; (ii) cash (including credit balances treated as cash) and interests in the Dreyfus Treasury Prime Cash Management Fund or similar money market fund satisfactory to the Agent; and (iii) direct claims (including securities, loans and leases) on, and the portions of claims that are directly and unconditionally guaranteed by, the United States or any U.S. Government Agency, as such terms are used in Appendix A, Section III(C), Category 1 to Regulation H, as promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, the claims listed on Exhibit I hereto, but only so long as such securities or obligations have a zero percent risk capital weighting under such Regulation H, as amended from time to time or (b) if the Required Banks approve in their sole discretion, common shares registered with the Securities and Exchange Commission of a publicly traded financial institution (other than any Bank which is a party to this Agreement), which financial institution has a senior unsecured public debt rating of at least A from Standard & Poors or at least A2 from Moody's, which shares constitute less than 10% of all the publicly traded outstanding shares of such financial institution.

         "Environmental Laws" shall have the meaning ascribed to that term in
Section 4.13 hereof.

         "Environmental Permits" shall have the meaning ascribed to that term in
Section 4.13 hereof.

         "Euro", "Euros" and "EU" shall mean the lawful currency of the participating member states of the European Union that adopt a single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union.

         "Euro-Rate" shall have the meaning assigned to that term in Section 3.03(a) hereof.

         "Euro-Rate Funding Period" shall have the meaning assigned to that term in Section 3.03(c) hereof.

         "Euro-Rate Loan" shall mean a Loan with respect to which a Borrower has selected the Euro-Rate Option.

         "Euro-Rate Option" shall have the meaning assigned to that term in
Section 3.03(a) hereof.

         "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

         "Euro-Rate Reserve Percentage" shall have the meaning set forth in
Section 3.03(a) hereof.

         "Existing Letters of Credit" shall mean the letters of credit listed on Exhibit E hereto.

         "Expiration Date" shall mean November 1, 2001, as the same may be extended in accordance with Section 2.14 hereof.

         "Extension Request" shall have the meaning set forth in Section 2.14 hereof.


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         "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Financial Statements" shall have the meaning set forth in Section 4.05 hereof.

         "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

         "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

         "Governmental Authority" shall mean any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commissioner or any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

         "Guaranteed Obligations" shall have the meaning assigned to that term in Section 9.01 hereof.

         "Guarantor" shall mean Alleghany, together with its successors as permitted by this Agreement.

         "Hazardous Materials" shall have the meaning ascribed thereto in
Section 4.13.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) capitalized lease obligations, (f) Rate Hedging Obligations,
(g) Contingent Obligations, (h) obligations for which such Person is obligated (contingently, including with respect to undrawn amounts of issued letters of credit, or otherwise) pursuant to or in respect of a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition, of the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.


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         "Issuing Bank" shall mean Mellon, in its capacity as Issuing Bank hereunder, together with its successors and assigns in such capacity.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "L/C Termination Date" shall have the meaning assigned to that term in
Section 2.15 hereof.

         "Letter of Credit" shall mean each Letter of Credit issued by the Issuing Bank for the account of one or more of the Account Parties pursuant to this Agreement and each of the Existing Letters of Credit, each as amended, modified or supplemented from time to time.

         "Letter of Credit Application" shall have the meaning given that term in Section 2.03(a)(ii) hereof.

         "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the Aggregate Letter of Credit Unreimbursed Draws (determined as a Dollar Equivalent), (b) the Aggregate Letter of Credit Undrawn Availability and (c) the aggregate Stated Amount (determined as a Dollar Equivalent) of Letters of Credit which have been requested by an Account Party to be issued hereunder but are not yet so issued.

         "Letter of Credit Fee" shall have the meaning given that term in
Section 2.01(d) hereof.

         "Letter of Credit Participating Interest" shall have the meaning given that term in Section 2.04(a) hereof.

         "Letter of Credit Participating Interest Commitment" shall have the meaning given that term in Section 2.04(a) hereof.

         "Letter of Credit Participating Interest Commitment Percentage" of any Bank shall mean the Commitment Percentage of such Bank.

         "Letter of Credit Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the applicable Account Party to reimburse the Issuing Bank for drawings on a Letter of Credit, together with interest thereon, and "Letter of Credit Reimbursement Obligations" shall mean all such obligations with respect to all Letters of Credit.

         "Letter of Credit Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount (determined as a Dollar Equivalent) available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

         "Letter of Credit Unreimbursed Draw" with respect to a Letter of Credit at any time shall mean the amount at such time of a payment made by the Issuing Bank under such Letter of Credit, to the extent not repaid.

         "Level One Day" shall mean each day on which Alleghany has at least one Tier I Rating and no rating below a Tier II Rating; "Level Two Day" shall mean each day (which is not a Level One Day) on which Alleghany has at least one rating which is a Tier II Rating or a Tier I Rating, and no rating below a Tier III Rating; "Level Three Day" shall mean each day (which is not a Level Two Day or a Level One Day) on which Alleghany has at least one Tier III Rating and no rating below a Tier IV Rating; "Level Four Day" shall mean each day which is not a Level Three Day, a Level Two Day or a Level One Day.


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         "Leverage Ratio" means, with respect to Alleghany on a consolidated basis with its Subsidiaries, at any time, the ratio of (a) Indebtedness to (b) the sum of Indebtedness plus Net Worth. For the purpose of determining this ratio, Contingent Obligations shall be excluded from Indebtedness to the extent that they relate to underlying obligations which are included in Indebtedness with respect to Alleghany on a consolidated basis with its Subsidiaries.

         "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Lloyd's" means the Society of Lloyd's and, as the context requires, the Council of Lloyd's.

         "Loan" shall have the meaning assigned to that term in Section 3.01(a) hereof.

         "Loan Repayment Obligation" with respect to a Loan means the obligation of a Borrower to repay the Banks for such Loan, and "Loan Repayment Obligations" shall mean all such obligations with respect to all Loans.

         "London Office" when used in connection with the Administrative Agent, shall mean its office located at Princess House, One Suffolk Lane, London EC4R OAN England, or such other address of the Administrative Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Account Parties and the Borrowers.

         "Managing  Agent" shall mean ING Bank, N.V., London Branch.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Collateral, (b) the business, Property, condition (financial or other), performance or operations of, respectively, the AUHL Entities, taken as a whole, Alleghany and its Subsidiaries, taken as a whole, or, until the occurrence of a Substitution of Eligible Substitute Collateral, AAM and its Subsidiaries, taken as a whole, (c) the ability of any Credit Party to perform its obligations under the Transaction Documents, or (d) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agents, the Issuing Bank or the Banks thereunder.

         "Maturity Date" shall have the meaning set forth in Section 3.01(d).

         "Mellon" shall mean Mellon Bank, N. A.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement which is subject to Title IV of ERISA to which Alleghany or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Multi-year Letter of Credit" means a Letter of Credit of which the expiry date is more than one year after the date of issuance.


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         "Net Worth" means at any date the stockholders' equity of Alleghany and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Nonextending Bank" shall have the meaning assigned to that term in
Section 2.14 hereof.

         "Note" shall have the meaning assigned to that term in Section 3.01(c) hereof.

         "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 3.12(a) hereof.

         "Obligations" shall mean, collectively, the Letter of Credit Reimbursement Obligations, the Loan Repayment Obligations and the obligations of each and every Account Party, Borrower, Guarantor and Pledgor to pay all fees, indemnities and all other liabilities of such Account Party, Borrower, Guarantor or Pledgor arising pursuant to the terms of this Agreement or the other Transaction Documents, as the case may be (including without limitation under Section 7.03 hereof).

         "Official Body" shall have the same meaning as Governmental Authority.

         "Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

         "Other Account Parties" means each Wholly-Owned Subsidiary of Alleghany which has become a party to this Agreement by the execution and delivery by such Wholly-Owned Subsidiary and Alleghany, in its capacity as Pledgor, to the Administrative Agent of an Account Party Accession Instrument and the other documentation referred to in such Account Party Accession Instrument.

         "Participant" has the meaning assigned to that term in Section 10.13(b) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental instrumentality succeeding to the functions thereof.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), official body or agency, or any other entity.

         "Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA, as to which Alleghany or any member of the Controlled Group may have any liability.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of even or substantially even date herewith, between the Administrative Agent and Alleghany.

         "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion, as the case may be.

         "Potential Default" shall mean any event or condition referenced in
Article VII hereof which with notice, passage of time or both would constitute an Event of Default.

         "Pound," "Pounds" and the symbol "pound sterling" shall mean the lawful money of the United Kingdom.

         "Prime Rate" shall mean the interest rate per annum announced from time to time by the Administrative Agent as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate (it being understood that such Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other borrowers and is not solely based or dependent upon the interest rate which the Administrative Agent may charge any particular borrower or class of borrower).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Purchasing Bank" shall have the meaning assigned to that term in
Section 10.13(c) hereof.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Regular Payment Date" shall mean the last day of each March, June, September and December after the date hereof, or, if such last day is not a Business Day, the next succeeding Business Day.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified Banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

         "Replacement Bank" shall have the meaning assigned to that term in
Section 2.14 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043(a) of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation unconditionally or conditionally waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Banks" shall mean at any time Banks which have at least 51% of the aggregate Committed Amounts of the Banks outstanding at such time or, if the commitments of the Banks hereunder shall have terminated, which have at least 51% of the aggregate Total Credit Exposure of all of the Banks at such time.

         "Required Commitment Banks" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Revolving Credit Commitment" shall have the meaning assigned to that term in Section 3.01(a) hereof.

         "Revolving Credit Exposure" of any Bank at any time shall mean the outstanding principal amount at such time of such Bank's Loans.

         "SAP" shall mean, with respect to any AUHL Entity (other than AUL) and any syndicate managed by any AUHL Entity, the syndicate accounting practices prescribed or permitted by the insurance commissioner (or other similar authority, including Lloyd's) in the jurisdiction of such AUHL Entity or syndicate, as the case may be, for the preparation of annual statements and other financial reports by insurance companies or syndicates of the same type as such AUHL Entity or syndicate in effect from time to time, applied in a manner consistent with those used in preparing the respective financial statements referred to in Section 4.05 and shall mean, with respect to AUL, the accounting principles and practices prescribed or permitted by the Companies Act 1985, as amended, in effect from time to time, applied in a manner consistent with those used in preparing the respective financial statements referred to in Section 4.05.

         "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by any member of the Controlled Group for employees of any member of the Controlled Group, other than a Multiemployer Plan.

         "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

         "Special Expiration Date" has the meaning assigned to that term in
Section 2.15 hereof.

         "Standard Notice" shall mean an irrevocable notice provided to the Administrative Agent at no later than 10:00 o'clock a.m., Pittsburgh time, on a Business Day which is

                  (a) not later than the same day in the case of selection of, conversion to or renewal of the Base Rate Option and not later than one day in advance with respect to prepayment of a Base Rate Loan; and

                  (b) at least three Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of a Euro-Rate Loan.

Standard Notice shall be in writing (including telex, facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Administrative Agent.

         "Stated Amount" shall mean, with respect to a Letter of Credit, the maximum face or stated amount of such Letter of Credit, irrespective of whether such maximum amount is available for drawing at the time in question.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or (b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Substantial Portion" means, with respect to Property of each of the AUHL Entities, to Property of Alleghany and to Property of AAM or any of AAM's Subsidiaries, as the case may be, Property which (a) represents more than 10% of the consolidated assets of the AUHL Entities, taken as a whole, or of Alleghany and its Subsidiaries, taken as a whole, or of AAM and its Subsidiaries, taken as a whole, as the case may be, or (b) is responsible for more than 10% of the consolidated net revenues or net income of the AUHL Entities, taken as a whole, or of Alleghany and its Subsidiaries, taken as a whole, or of AAM and its Subsidiaries, taken as a whole, as the case may be, in each case for the 12-month period ending as of the end of the fiscal quarter immediately preceding the date of determination.

         "Substitution of Eligible Substitute Collateral" shall mean the substitution, as Collateral, for the Designated Pledged Shares of Eligible Substitute Collateral pursuant to amendments to the Pledge Agreement and to this Agreement reasonably satisfactory to the Required Banks (which amendments, in the case of Eligible Substitute Collateral other than certificated securities, shall be accompanied by a control agreement and a custody agreement reasonably satisfactory to the Required Banks and which amendments in any event shall be accompanied by customary opinions and ancillary documentation reasonably satisfactory to the Required Banks), which amendments shall in any event provide that, in the case of Eligible Substitute Collateral under clause (a) of the definition thereof, the aggregate stated amount available to be drawn (with respect to a letter of credit), the face amount (with respect to cash) and the market value (with respect to securities) shall be, and shall be maintained at a level, expressed as a Dollar Equivalent, equal to or greater than 111% of the greater of the aggregate Committed Amounts and the Total Credit Exposure of the Banks hereunder and that, in the case of Eligible Substitute Collateral under clause (b) of the definition thereof the market value thereof (expressed as a Dollar Equivalent) shall initially be at least 150% of the greater of the aggregate Committed Amounts and the Total Credit Exposure of the Banks hereunder and shall thereafter be maintained at a level equal to or greater than 130% of the greater of the aggregate Committed Amounts and the Total Credit Exposure of the Banks hereunder.

         "Supplement to Tranche System" shall have the meaning assigned to that term in Section 2.15 hereof.

         "Syndication Agent" shall mean National Westminster Bank plc.

         "Talbot" means Talbot Underwriting Limited, an English company.

         "Tangible Net Worth" means, at any time, Net Worth at such time minus the amount of Intangible Assets of Alleghany and its Subsidiaries at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such Net Worth) of (i) all writeups (other than writeups resulting from foreign currency translations) subsequent to June 30, 2000, in the book value of any asset (other than marketable securities) owned by Alleghany or a Subsidiary, as applicable, and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, servicemarks, tradenames, anticipated future benefit of tax loss carryforwards, copyrights, organization or developmental expenses and other intangible assets; provided, however, that "Intangible Assets" shall not include deferred acquisition costs of $74,305,000 existing as of June 30, 2000 but shall include any and all deferred acquisition costs in excess of $74,305,000.

         "TARGET" means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system.

         "TARGET Day" shall mean any day on which TARGET is open for the settlement of payment in Euros.

         "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of any member of the Controlled Group from such Plan during a plan year in which such member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under
Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or appointment of a trustee to administer, such Plan.

         "Tier I Rating" with respect to Standard & Poor's shall mean a Rating of at least A- and with respect to Moody's shall mean a Rating of at least A3; "Tier II Rating" with respect to Standard & Poor's shall mean a Rating of BBB+ and with respect to Moody's shall mean a Rating of Baa1; "Tier III Rating" with respect to Standard & Poor's shall mean a Rating of BBB and with respect to Moody's shall mean a Rating of Baa2; "Tier IV Rating" with respect to Standard & Poor's shall mean a Rating of BBB- and with respect to Moody's shall mean a Rating of Baa3. "Rating" shall mean a senior unsecured issuer rating or, if requested and received by Alleghany and if higher than such issuer rating, a senior unsecured debt or bank loan rating.

         "Total Credit Exposure" of any Bank at any time shall mean the sum at such time of such Bank's Revolving Credit Exposure plus such Bank's Pro Rata share of the Letter of Credit Exposure.

         "Tranche 1 Bank", "Tranche 1 Letter of Credit", "Tranche 1 Letter of Credit Participating Interest", "Tranche 2 Bank", "Tranche 2 Letter of Credit", "Tranche 2 Letter of Credit Participating Interest", "Tranche 2 Letter of Credit Participating Interest Commitment", "Tranche 2 Letter of Credit Participating Interest Committed Amount", "Tranche 2 Letter of Credit Participating Interest Commitment Percentage", "Tranche 3 Letter of Credit", "Tranche 4 Letter of Credit" and "Tranche X" shall have the respective meanings assigned to those terms in Section 2.15(a) or (b) hereof.

         "Transaction Document" or "Transaction Documents" shall mean this Agreement, the Pledge Agreement, the Continuing Letter of Credit Agreement, each Letter of Credit Application, each Letter of Credit, each Note and any other documents or instruments executed and delivered in connection herewith or therewith.

         "Unfunded Liabilities" means the amount (if any) by which the sum of the Accumulated Benefit Obligations (as defined under SFAS No. 87) under all Single Employer Plans exceeds the sum of the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent measurement date for purposes of disclosure (as defined under SFAS No. 87) in the annual audited consolidated financial statements of Alleghany.

         "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by any Agent include estimates by such Agent in good faith, without gross negligence and without manifest error (in the case of quantitative determinations) and beliefs held by such Agent in good faith and without gross negligence (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with Agreement Accounting Principles or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by Agreement Accounting Principles or SAP, as appropriate.



                                   ARTICLE II

                          THE LETTER OF CREDIT FACILITY

         2.01.  Letters of Credit.

         (a) Letter of Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees to (i) allow the Existing Letters of Credit to become on the Closing Date and thereafter be and be deemed to be Letters of Credit hereunder and (ii) issue Letters of Credit for the account of an Account Party at any time or from time to time on or after the date hereof and to but not including the Expiration Date (it being understood that Letters of Credit may be outstanding for the account of one or more of the Account Parties at any time). The Issuing Bank shall have no obligation to issue any Letter of Credit if, after such Letter of Credit were issued, the aggregate Total Credit Exposure of the Banks upon such issuance would exceed the aggregate of the Banks' Committed Amounts (which, on the Closing Date, is $325,000,000). Each Bank's "Committed Amount" at any time shall be equal to the amount set forth as its "Initial Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.02(b) hereof at such time, and subject to transfer to another Bank as provided in Section 10.13 hereof. The Issuing Bank shall have no obligation to issue any Multi-year Letter of Credit if the aggregate Stated Amount of all Multi-year Letters of Credit upon such issuance would exceed $275,000,000.

         (b) Terms of Letters of Credit. The Account Parties shall not request to be issued, and the Issuing Bank shall have no obligation to issue, any Letter of Credit except within the following limitations: (i) each Letter of Credit shall have an expiration date no later than five years after the date of issuance thereof; provided, however, any Letter of Credit may have an "evergreen" provision having substantially the effect set forth on Schedule 2.01(b) hereof, (ii) each Letter of Credit shall be denominated in Dollars, Pounds or Euros and (iii) each Letter of Credit shall be payable only against sight drafts (and not time drafts).

         (c) Form of Letters of Credit. The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice (it being understood that the standard form of letter of credit required by Lloyd's from time to time will be found satisfactory by the Issuing Bank unless issuance of a letter of credit in such form would violate Law). The Issuing Bank may not object to a letter of credit on account of the fact that it may be presented for drawing at the Issuing Bank's branch in London, England (or, if the Issuing Bank no longer maintains such a branch at the time of issuance of a Letter of Credit, at such other location in London, England as may be commercially reasonable).

         (d) Letter of Credit Fee. Each Account Party shall pay or cause to be paid to the Administrative Agent for the account of each Bank, in accordance with its Commitment Percentage, a fee (the "Letter of Credit Fee") (based on a year of 360 days and actual days elapsed), for each Letter of Credit issued for the account of such Account Party for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Letter of Credit Undrawn Availability on such day at a rate per annum equal to 0.75% for each Level One Day, 0.875% for each Level Two Day, 1.00% for each Level Three Day and 1.125% for each Level Four Day. Such Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date, (ii) the date of each drawing on such Letter of Credit, and (iii) the date of expiration or termination of such Letter of Credit. For each day on which a Default shall have occurred and be continuing, the rate set forth in the first sentence of this paragraph shall be increased by 2% per annum. The rate set forth in the first sentence of this paragraph shall automatically increase by 0.125% per annum on the day after the Expiration Date (or, if the Conversion to Tranche System occurs, on the date of the Conversion to Tranche System) and by an additional 0.125% per annum on each anniversary of the Expiration Date (or, if the Conversion to Tranche System shall have occurred, on each anniversary of the Conversion to Tranche System).

         (e) Purpose of Letters of Credit. Each Letter of Credit shall be used by the Account Party for whom it is issued as a standby letter of credit, to support the Account Party's Lloyd's underwriting activity or for other general corporate purposes, all in the ordinary course of business of such Account Party. The provisions of this Section 2.01(e) represent only an obligation of the Account Parties to the Issuing Bank and the Banks; the Issuing Bank shall have no obligation to the Banks to ascertain the purpose of any Letter of Credit, and, without limiting the generality of the provisions of Section 2.04(b) hereof, the rights and obligations of the Banks and the Issuing Bank among themselves shall not be impaired or affected by a breach of this Section 2.01(e).

         (f)  Administration Fees.

                  (i) Each Account Party shall pay or cause to be paid to the Administrative Agent, for the sole account of the Issuing Bank, a letter of credit facing fee (the "Facing Fee") for each Letter of Credit issued for the account of such Account Party for each day including the date of issuance thereof to and including the date of expiration or termination thereof, on the aggregate Letter of Credit Undrawn Availability of all of such Letters of Credit at a rate per annum, based on a year of 360 days and actual days elapsed, agreed to by the Issuing Bank and AUL prior to the Closing Date. Such Facing Fee shall be due and payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

                  (ii) Each Account Party shall pay to the Administrative Agent, for the sole account of the Issuing Bank, with respect to each Letter of Credit issued for such Account Party's account, such other administration, issuance, maintenance, amendment, drawing and negotiation fees as are customarily charged by the Issuing Bank to its customers generally at the time in question (a list of which customary charges as of the date of this Agreement has been provided by the Issuing Bank to AUL) or are otherwise agreed between the Issuing Bank and AUL.

         2.02.  Commitment Fee; Reduction of the Committed Amounts.

         (a) Commitment Fee. The Account Party Members shall pay or cause to be paid to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") for each day during the period from the Closing Date to but excluding the Expiration Date calculated (based on a year of 360 days and actual days elapsed) at a per annum rate equal to 0.10% for each Level One Day, 0.125% for each Level Two Day, 0.15% for each Level Three Day and 0.20% for each Level Four Day, payable on the unused portion of such Bank's Committed Amount in effect on such day. Such fee shall be payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

         (b) Reduction of the Committed Amounts. AUL may at any time or from time to time reduce Pro Rata the Committed Amounts of the Banks to an aggregate amount (which may be zero) not less than the aggregate of the Total Credit Exposure of the Banks. Any reduction of the Committed Amounts shall be in an aggregate minimum amount of $10,000,000 and in an amount which is an integral multiple of $1,000,000. Reduction of the Committed Amounts shall be made by providing not less than three Business Days' notice (which notice shall be irrevocable) to such effect to the Administrative Agent. After the date specified in such notice, the Commitment Fee shall be calculated upon the Committed Amounts as so reduced.

         2.03.  Procedure for Issuance and Amendment of Letters of Credit.

         (a) Request for Issuance. An Account Party may from time to time request, upon at least three Business Days' notice, the Issuing Bank to issue a Letter of Credit by:

                  (i) delivering to the Issuing Bank and the Administrative Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                  (ii) delivering to the Issuing Bank a completed application, in the form annexed hereto as Exhibit F, or in such other form as may from time to time be required by the Issuing Bank in accordance with its customary practice with respect to its customers generally (the "Letter of Credit Application"), together with such other certificates, documents and other papers as are specified in such application.

Upon receiving any such notice, the Issuing Bank shall promptly notify the Administrative Agent (by telephone or otherwise), and furnish the Administrative Agent with the proposed form of Letter of Credit to be issued. The Administrative Agent shall, promptly upon receiving such notice, notify the Banks of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in
Section 2.01 hereof. If such limitations set forth in Section 2.01 are not satisfied or if the Required Banks have given notice to the Administrative Agent to cease issuing Letters of Credit pursuant to Section 2.03(c)(ii) hereof, the Administrative Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is not authorized to issue such Letter of Credit. If the Issuing Bank issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Account Party shall otherwise direct, and shall promptly notify the Administrative Agent thereof and furnish a copy thereof to the Administrative Agent.

         (b) Request for Extension or Increase. An Account Party may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit or increase (or, with the consent of the beneficiary, decrease) the Stated Amount of or the amount available to be drawn on such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though such Account Party had requested issuance of a replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

         (c)  Limitations on Issuance, Extension and Amendment.

                  (i) As between the Issuing Bank, on the one hand, and the Agents and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing such Letter of Credit after receiving authorization from the Administrative Agent as provided in Section 2.03(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default (unless the Issuing Bank shall have received a notice specifying that such Event of Default is an "Event of Default" under this Agreement) or Potential Default, any knowledge of failure of any condition specified in Section
         5.02 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, any Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Stated Amount of or the amount available to be drawn on an outstanding Letter of Credit shall be subject to Section 2.01.

                  (ii) As between the Administrative Agent, on the one hand, and the Banks, on the other hand, the Administrative Agent shall not authorize issuance of any Letter of Credit if the Administrative Agent shall have received, at least one Business Day before authorizing such issuance, from the Required Banks an unrevoked written notice that any condition precedent set forth in Section 5.02 will not be satisfied as of the time of such issuance and expressly requesting that the Administrative Agent direct the Issuing Bank to cease to issue Letters of Credit. Absent such notice, or unless the Administrative Agent determines that the applicable limitations set forth in Section 2.01 hereof are not satisfied, the Administrative Agent shall be justified and fully protected, as against the Banks, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Administrative Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 5.02 hereof to be satisfied, any other knowledge of the Administrative Agent, or any other event, condition or circumstance whatsoever.

         2.04.  Letter of Credit Participating Interests.

         (a) Generally. Concurrently with the issuance of each Letter of Credit (which, in the case of the Existing Letters of Credit, shall be deemed to have occurred on the Closing Date), the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Letter of Credit Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest", it being understood that the Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Letter of Credit Participating Interest Commitment". Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Letter of Credit or Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Bank becomes a party to this Agreement in accordance with Section 10.13(c) hereof, Letter of Credit Participating Interests in all outstanding Letters of Credit held by the Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallocated between such Purchasing Bank and such transferor Bank (and, to the extent such transferor Bank is the Issuing Bank, the Purchasing Bank shall be deemed to have acquired a Letter of Credit Participating Interest from the Issuing Bank to such extent).

         (b)  Maximum Amounts of Funding of Participations.

                  (i) This Section 2.04(b)(i) is applicable if the Conversion to Tranche System has not occurred. No Bank will be obligated to fund its Commitment Percentage of a drawing on a Letter of Credit if such funding would cause the sum of the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit and the aggregate amount of outstanding principal with respect to Loans made by such Bank to exceed such Bank's Committed Amount, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds or Euros, that the Dollar Equivalent of one Pound or one Euro, as the case may be, is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds or Euros.

                  (ii) This Section 2.04(b)(ii) is applicable if the Conversion to Tranche System has occurred. No Tranche 1 Bank, Tranche 2 Bank or Tranche X Bank, as the case may be, will be obligated to fund its Commitment Percentage of a drawing on a Tranche 1 Letter of Credit, Tranche 2 Letter of Credit or Tranche X Letter of Credit, as the case may be, if such funding would cause the sum of the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit under such applicable Tranche and the aggregate amount of outstanding principal with respect to Loans made by such Bank to exceed such Bank's Committed Amount under such applicable Tranche, unless such excess results from the fact, with respect to a drawing on a Letter of Credit denominated in Pounds or Euros, that the Dollar Equivalent of one Pound or one Euro, as the case may be, is higher at the time of such funding than it was at the time of issuance of such Letter of Credit denominated in Pounds or Euros.

         (c) Obligations Absolute. Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 2.05 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

         2.05.  Letter of Credit Drawings and Reimbursements.

         (a) Account Party's Reimbursement Obligation. Each Account Party hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.11(a) hereof on the date of each payment made by the Issuing Bank under any Letter of Credit issued for such Account Party's account (but not earlier than the date which is one Business Day after notice of such payment or of the drawing giving rise to such payment is given to AUL), without protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. Each Account Party agrees that it will make such payment to the Administrative Agent for the account of the Issuing Bank in the same currency as the currency of the payment by the Issuing Bank under such Letter of Credit. To the extent such payment is not timely made, such Account Party hereby agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with Section 2.11(a) hereof, at the rate per annum set forth in Section 2.11(b) hereof.

         (b) Payment by Banks on Account of Unreimbursed Draws. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.05(a) hereof, the Issuing Bank will promptly notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 11:30 o'clock A.M. Pittsburgh time) or 10:00 o'clock A.M. Pittsburgh time the following day (if notice is given after 11:30 o'clock A.M. Pittsburgh time), each such Bank will pay to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata share of the unreimbursed portion of such payment by the Issuing Bank. Each Bank agrees that such payment to the Administrative Agent for the account of the Issuing Bank shall be in the same currency as the currency of the payment by the Issuing Bank under the Letter of Credit. If and to the extent that any Bank fails to make such payment to the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date of the Issuing Bank's payment to but not including the date of repayment to the Issuing Bank (before and after judgment) at a rate per annum for each day from and including the date of such payment by the Issuing Bank equal to the Applicable Reimbursement Interest Rate.

         (c) Distributions to Banks. If, at any time, after there occurs a Letter of Credit Unreimbursed Draw and the Issuing Bank has received from any Bank such Bank's Pro Rata share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Letter of Credit Reimbursement Obligation arising from such Letter of Credit Unreimbursed Draw, the Issuing Bank will pay to the Administrative Agent, for the account of such Bank, such Bank's Pro Rata share of such payment.

         (d) Rescission. If any amount received by the Issuing Bank on account of any Letter of Credit Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Bank will, promptly upon notice from the Administrative Agent or the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

         2.06 Equalization. If any Bank receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Bank shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it, the amount in excess of such Bank's Pro Rata share of the amount so received or applied.

         2.07. Obligations Absolute. The payment obligations of the Account Parties and of the Banks under Section 2.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Transaction Document against an Account Party;

         (b) the existence of any claim, set-off, defense or other right which any Account Party, any Borrower, the Pledgor, the Guarantor or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

         (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such wrongful payment to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank; or

         (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing, except if the same results solely from the gross negligence or willful misconduct of the Issuing Bank.

Each Account Party bears the risk of, and neither the Issuing Bank, any of its directors, officers, employees or agents, nor any Bank, shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith, except for such person's gross negligence or willful misconduct (it being understood that this sentence is without prejudice to any rights which any Account Party may have to assert a claim against the Issuing Bank for failure of the Issuing Bank to fulfill its obligations to such Account Party with respect to payment under Letters of Credit).

         2.08. Unacceptable Credit Rating. If the long-term debt credit rating of any Bank shall decline below the Acceptable Credit Rating (as defined below), the Issuing Bank shall have the right, but not the obligation, to cause such Bank to be replaced as a party hereto by a Replacement Bank, subject to approval of such Replacement Bank by AUL (which shall not be unreasonably withheld). In the event that any Bank is to be replaced by a Replacement Bank, such Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 10.13(c) hereof. A Bank shall have an "Acceptable Credit Rating" if it has both (i) a long-term debt rating of at least A by Standard & Poor's and (ii) a long-term debt rating of at least A2 by Moody's. Each Credit Party agrees that it shall cooperate with the Issuing Bank in connection with the identification of one or more Replacement Banks if the Issuing Bank exercises its right set forth in the first sentence of this Section 2.08.

         2.09. Letter of Credit Applications. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, the Continuing Letter of Credit Agreement and any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, the Transaction Documents, and applicable Law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Application shall inure to the benefit of each Bank to the extent of its Commitment Percentage as fully as if such Bank was a party to such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

         2.10.  Certain Provisions Relating to the Issuing Bank.

         (a) General. The Issuing Bank shall have no duties or responsibilities to the other Bank Parties except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or any Transaction Document or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the other Bank Parties under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Bank Party or any other Person. The Issuing Bank shall not be liable to the other Bank Parties for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to the other Bank Parties relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Account Party, (ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide any Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible to the other Bank Parties for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document.

         (b) Administration. The Issuing Bank may rely in good faith upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party or Bank Party, such matter may be established by a certificate of such Account Party or Bank Party, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Issuing Bank has received notice from a Bank, Alleghany or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Issuing Bank receives such a notice, the Issuing Bank shall give prompt notice thereof to the Administrative Agent.

         (c) Indemnification of Issuing Bank by Banks. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

         (d) Issuing Bank in its Individual Capacity. With respect to its Letter of Credit Participating Interest Commitment and the Obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account to any other Bank, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, Alleghany, any Credit Party and any stockholder, subsidiary or affiliate of Alleghany or any Credit Party, as though the Issuing Bank were not the Issuing Bank hereunder.

         2.11. Payments Generally; Interest and Interest on Overdue Amounts.

         (a) Payments Generally. All payments to be made by an Account Party in respect of fees, indemnity, expenses or other amounts due from such Account Party hereunder or under any Transaction Document shall be payable in Dollars (except in the case of payment of reimbursement obligations with respect to Letters of Credit denominated in Pounds, which shall be payable in Pounds, and in the case of payment of reimbursement obligations with respect to Letters of Credit denominated in Euros, which shall be payable in Euros) by not later than 2:00 o'clock p.m., Pittsburgh time (or, in the case of payments in Pounds or Euros, London time), on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under Sections 2.12, 2.13 and 10.04 hereof, such payments shall be made to the Administrative Agent at its Domestic Office in Dollars in funds immediately available at such office or, in the case of payments in Pounds or Euros, at its London Office in funds immediately available at such office. Payments under Sections 2.12, 2.13 and
10.04 hereof shall be made to the applicable Bank at such domestic account as it shall specify to the Account Parties from time to time in funds immediately available at such account. Any payment or prepayment received by the Administrative Agent or such Bank after 2:00 p.m., Pittsburgh time or London time, as applicable, on any day shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall distribute to the Banks all such payments received by it from an Account Party as promptly as practicable after receipt by the Administrative Agent.

         (b) Interest and Interest on Overdue Amounts. Interest on Letter of Credit Reimbursement Obligations shall accrue at a rate per annum (based on a year of 360 days (or, in the case of such Obligations denominated in Dollars, 365 or 366 days, as the case may be) and actual days elapsed) which for each day shall be equal to the then-current Applicable Reimbursement Interest Rate beginning on the day that the related Letter of Credit payment is made and shall be due and payable on the day that the Letter of Credit Reimbursement Obligation is due and payable in accordance with Section 2.05(a) hereof. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) fees, indemnity, expenses or any other amounts due from the Account Parties hereunder or under any other Transaction Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days (or, in the case of such Obligations denominated in Dollars, 365 or 366 days, as the case may be) and actual days elapsed) which for each day shall be equal to 2% above the then-current Applicable Reimbursement Interest Rate. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Transaction Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

         2.12. Additional Compensation in Certain Circumstances. If the introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Official Body (whether or not having the force of law):

                  (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Letters of Credit or payments by the Account Parties of fees or other amounts due from the Account Parties hereunder or under the other Transaction Documents (except for taxes on the overall net income or overall gross receipts, profits or gains of such Bank imposed by the jurisdictions (federal, state and local) in which the Bank's principal office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, such Bank,

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or (B) otherwise applicable to the obligations of any Bank under this Agreement, or

                  (iv) imposes upon any Bank any other condition or expense with respect to this Agreement or the issuance of any Letter of Credit, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or, in the case of clause (iii) hereof, any Person controlling a Bank, with respect to this Agreement or the issuance of any Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling Person's capital, taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy so long as such policies are reasonable in light of prevailing market practice at the time) by an amount which such Bank deems, in the exercise of its reasonable discretion, to be material, such Bank may from time to time notify in writing AUL of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase, reduction or imposition. Such amount shall be due and payable by any applicable Account Party to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at a rate per annum equal to the Prime Rate. Such notice shall set forth in reasonable detail the calculations upon which such Bank determined such amount. A certificate by such Bank as to the amount due and payable under this Section 2.12 from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts promptly to notify AUL in writing of the occurrence of any event that would give rise to a payment under this Section 2.12; provided, however that, so long as such notice is given within a reasonable period after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on the Account Parties' obligations under this Section 2.12. Upon the receipt by the Account Parties or the Borrowers, as the case may be, from any Bank (an "Affected Bank") of a claim for compensation under this Section 2.12 or under Section 3.11(a) or of a claim for payment of an Additional Amount under Section 2.13, AUL may designate another commercial lending institution satisfactory to the Issuing Bank to acquire and assume all of such Affected Bank's Letter of Credit Participating Interest Commitment, Letter of Credit Participating Interest, Loans and Revolving Credit Commitment, and all other rights and obligations of the Affected Bank hereunder, by giving notice of the name of such institution to the Administrative Agent, the Issuing Bank and the Affected Bank. Such acquisition and assumption shall be made in accordance with Section 10.13(c).

         2.13.  Taxes.

         (a) Payments Net of Taxes. All payments made by the Account Parties and Borrowers under this Agreement, any Note, or any other Transaction Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

                  (i) in the case of each Agent and each Bank, income, profits, gains or franchise taxes imposed on such Agent or such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Agent or such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Bank, income, profits, gains or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which issue Letters of Credit or which makes Loans hereunder are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"), unless an Account Party or Borrower is required by Law to withhold or deduct Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to any Agent or any Bank under this Agreement or any other Transaction Document, subject to Section 2.13(c) hereof, the applicable Account Party or Borrower shall pay the relevant amount of such Taxes and the amounts so payable to such Agent or such Bank shall be increased (the amount of such increase, an "Additional Amount") to the extent necessary to yield to such Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. Whenever any Taxes are paid by an Account Party or a Borrower with respect to payments made in connection with this Agreement or any other Transaction Document, as promptly as possible thereafter, such Account Party or such Borrower shall send to such Agent for its own account or to the Administrative Agent for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Account Party or such Borrower showing payment thereof. If an Agent or a Bank determines in its sole discretion in good faith that it has received a refund in respect of, or that it has been able to utilize to offset its liability for Taxes a credit (a "utilized credit") in respect of, any Taxes as to which it has been indemnified by an Account Party or a Borrower, or with respect to which an Account Party or a Borrower has paid additional amounts pursuant to this Section 2.13, such Agent or such Bank shall promptly after the date of such receipt pay over the amount of such refund or utilized credit to such Account Party or such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by an Account Party or a Borrower under this Section 2.13 with respect to Taxes giving rise to such refund or utilized credit and only to the extent that such Agent or such Bank has determined that the amount of any such refund or utilized credit is directly attributable to payments made under this Agreement), net of all reasonable expenses of such Agent or such Bank (including additional Taxes attributable to such refund or utilized credit, as determined by such Agent or such Bank) and without interest (other than interest, if any, paid by the relevant Official Body with respect to such refund or utilized credit). An Account Party or a Borrower receiving any such payment from an Agent or a Bank shall, upon demand, pay to such Agent or such Bank any amount paid over to such Account Party or such Borrower by such Agent or such Bank (plus penalties, interest or other charges) in the event such Agent or such Bank is required to repay any portion of such refund or utilized credit to such Official Body. Nothing in this Section 2.13(a) shall entitle an Account Party or a Borrower to have access to the records of any Agent or any Bank, including, without limitation, tax returns.

         (b) Indemnity. Each Account Party and each Borrower hereby indemnifies each of the Agents and each of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Account Party or such Borrower hereunder or under any of the other Transaction Documents, any such Taxes paid by such Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such Taxes (including any incremental Taxes, interest or penalties that may become payable by such Agent or such Bank as a result of any failure to pay such Taxes, except by reason of unreasonable delay by such Agent or Bank in notifying an Account Party or a Borrower or in making payment after payment was received from an Account Party or a Borrower), whether or not such Taxes were correctly or legally asserted, except to the extent that such Taxes
(x) are required to be paid solely because of failure of such Agent or such Bank to deliver a form it is required to deliver pursuant to Section 2.13(c) hereof or solely as a result of such form being incorrect in a material respect and (y) would not have been required to be paid if such form had been delivered or had not been incorrect. Such indemnification shall be made within 30 days from the date such Bank or such Agent, as the case may be, makes written demand therefor.

         (c) Withholding and Backup Withholding. Each Bank and each Agent that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the first payment is due to be made to it hereunder or under any other Transaction Document, it will furnish to the Account Parties, the Borrowers and the Administrative Agent:

                  (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form (including proposed Form W-8BEN, W-8ECI or W-8EXP), as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and

                  (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form (including proposed Form W-8BEN, W-8ECI or W-8EXP), as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank and each Agent which so delivers to the Account Parties, the Borrowers and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Account Parties, the Borrowers and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Account Parties, the Borrowers and the Administrative Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank or Agent is entitled to receive payments under this Agreement or any other Transaction Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Account Parties, the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case Section 2.13(a) and (b) shall apply to all further payments. The Borrowers and the Account Parties shall not be required to pay any Additional Amount on account of Taxes to a Bank or Agent (A) that has failed to deliver any of the forms it is required by this Section 2.13 to deliver, to the extent that deduction or withholding of the relevant Taxes would not have been required if the form had been delivered, or (B) that has delivered such a form that is incorrect in any material respect, to the extent that deduction or withholding of the relevant Taxes would not have been required if such form had been correct in all material respects.

         2.14. Extensions of Expiration Date. AUL may, at its option, give the Administrative Agent and the Issuing Bank written notice (an "Extension Request") at any time not more than ninety days, nor less than forty-five days, prior to the Expiration Date in effect at such time (the "Current Expiration Date") of AUL's desire to extend the Expiration Date to a date which is not later than 364 days after the Current Expiration Date. The Administrative Agent shall promptly inform the Banks of such Extension Request. Each Bank which agrees to such Extension Request shall deliver to the Administrative Agent its express written consent thereto no later than thirty days prior to the Current Expiration Date. No extension shall become effective unless the express written consent thereto by the Required Commitment Banks and the Issuing Bank is received by the Administrative Agent on or before the thirtieth day prior to the Current Expiration Date. If the Issuing Bank and the Required Commitment Banks, but not all Commitment Banks, have expressly consented in writing to such Extension Request by such thirtieth day, then the Administrative Agent shall so notify AUL and AUL may, effective as of the Current Expiration Date, take one or both of the following actions: (i) replace any Commitment Bank which has not agreed to such Extension Request (a "Nonextending Bank") with another commercial lending institution satisfactory to the Issuing Bank (a "Replacement Bank") by giving notice of the name of such Replacement Bank to the Administrative Agent and the Issuing Bank not later than five Business Days prior to the Current Expiration Date and (ii) elect to implement a Conversion to Tranche System as contemplated by Section 2.15 hereof (or, if the Conversion to Tranche System has previously been implemented, elect to implement a Supplement to Tranche System as contemplated by Section 2.15 hereof). In the event that a Nonextending Bank is to be replaced by a Replacement Bank, such Nonextending Bank shall, upon payment to it of all amounts owing to it on the date of its replacement (it being understood that such payment of the outstanding principal amount of and accrued interest on Loans will be made by the Replacement Bank in accordance with Section 10.13(c) hereof), assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 10.13(c) hereof. If a Nonextending Bank is not so replaced, such Nonextending Bank shall, in accordance with Section 2.15 hereof, retain the obligation to fund draws on Letters of Credit issued prior to the Current Expiration Date, unless such Letter of Credit shall have been renewed (including, without limitation, renewal by operation of an evergreen provision) since the Current Expiration Date. If the Issuing Bank and the Required Commitment Banks shall have consented to such Extension Request (and, if fewer than all the Banks shall have so consented, AUL shall have elected to implement a Conversion to Tranche

System or Supplement to Tranche System, as the case may be), then, on the Current Expiration Date, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Request. The Administrative Agent shall promptly after any such extension advise the Banks of any changes in the Committed Amounts and the Commitment Percentages, as well as any changes effected by the election of the Conversion to Tranche System or a Supplement to Tranche System.

         2.15.  Tranches.

         (a) Certain Definitions. As used in this Agreement the following terms have the meanings ascribed thereto:

                           "Commitment Banks" at any time means Banks which have
                  Letter of Credit Participating Interest Commitments at such time and "Commitment Bank" means any one of them.

                           "Conversion to Tranche System" means the written
                  election by AUL, at a time when AUL has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify Letters of Credit as Tranche 1 Letters of Credit and Tranche 2 Letters of Credit, all in accordance with Section 2.15(b) hereof.

                           "L/C Termination Date" means, with respect to a
                  Letter of Credit, the date which is stated therein to be the last day on which the beneficiary thereof may draw thereon.

                           "Pro Rata" means, with respect to Loans, ratably
                  among the Banks in accordance with the outstanding principal amount thereof and, with respect to Letters of Credit: (i) until the first Special Expiration Date, from and to the Banks in accordance with their respective Letter of Credit Participating Interest Percentages and (ii) thereafter, (x) with respect to Tranche 1 Letters of Credit, from and to the Tranche 1 Banks in accordance with their respective Tranche 1 Letter of Credit Participating Interest Percentages, (y) with respect to Tranche 2 Letters of Credit and Tranche 2 Letter of Credit Commitments, from and to the Tranche 2 Banks in accordance with their respective Tranche 2 Letter of Credit Participating Interest Percentages and (z) with respect to each additional Tranche of Letters of Credit (i.e., Tranche 3 Letters of Credit, Tranche 4 Letters of Credit, and so on), if any, from and to the Banks which have Letter of Credit Participating Interest Commitments or Letter of Credit Participating Interests, as applicable, with respect to such Tranche in accordance with their respective related Letter of Credit Participating Interest Percentages.

                           "Required Commitment Banks" at any time means
                  Commitment Banks which have, in the aggregate, Committed Amounts equal to at least 51% of the total Committed Amounts in effect at such time.

                           "Special Expiration Date" means the Expiration Date
                  which is in effect at a time when each of the following has occurred: (i) AUL has made an Extension Request pursuant to
                  Section 2.14 hereof, (ii) such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, and
                  (iii) AUL has elected to implement a Conversion to Tranche System or a Supplement to Tranche System.

                           "Supplement to Tranche System" means the election by
                  AUL at a time when the Conversion to Tranche System has been previously made and when AUL has made an Extension Request pursuant to Section 2.14 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify additional Letters of Credit as Tranche X Letters of Credit.

                           "Tranche 1 Bank" shall mean each Bank which is a Bank
                  immediately prior to the first Special Expiration Date.

                           "Tranche 1 Letter of Credit" means each Letter of
                  Credit which is issued prior to the first Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such first Special Expiration Date.

                           "Tranche 1 Letter of Credit Participating Interest
                  Percentage" for each Tranche 1 Bank means such Bank's Letter of Credit Participating Interest Percentage immediately prior to the first Special Expiration Date.

                           "Tranche 2 Bank" shall mean each Bank which has a
                  Tranche 2 Letter of Credit Participating Interest Commitment.

                           "Tranche 2 Letter of Credit" means each Letter of
                  Credit which is issued prior to the second Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such second Special Expiration Date and shall not include any Tranche 1 Letter of Credit (it being understood that a Letter of Credit may change from a Tranche 1 Letter of Credit to a Tranche 2 Letter of Credit as a result of the extension, after the first Special Expiration Date, of its L/C Termination
                  Date).

                           "Tranche 3 Letter of Credit" and "Tranche 4 Letter of
                  Credit" have the meanings set forth in the definition of the term "Tranche X".

                           "Tranche X" shall mean Tranche 3 if there are
                  existing Tranche 2 Letters of Credit but not Tranche 3 Letters of Credit, Tranche 4 if there are existing Tranche 3 Letters of Credit but not Tranche 4 Letters of Credit, and so on in consecutive integral succession. The terms "Tranche X Bank", "Tranche X Letter of Credit Participating Interest Commitment", "Tranche X Letter of Credit Participating Interest Committed Amount" and "Tranche X Letter of Credit Participating Interest Percentage" shall have comparable meanings. The term "Tranche X Letter of Credit" shall have a comparable meaning, but such meaning shall be consistent with the following: (i) the term "Tranche 3 Letter of Credit" means each Letter of Credit which is issued prior to the third Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such third Special Expiration Date and shall not include any Tranche 1 Letter of Credit or any Tranche 2 Letter of Credit; (ii) the term "Tranche 4 Letter of Credit" means each Letter of Credit which is issued prior to the fourth Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such fourth Special Expiration Date and shall not include any Tranche 1 Letter of Credit, any Tranche 2 Letter of Credit or any Tranche 3 Letter of Credit; (iii) the terms "Tranche 5 Letter of Credit", "Tranche 6 Letter of Credit", and so on shall have comparable meanings (it being understood that a Letter of Credit can change from one Tranche to another as a result of an extension of its L/C Termination Date).

         (b) Conversion to Tranche System. If AUL elects the Conversion to Tranche System with respect to an Extension Request, the following shall occur:
(i) the Letter of Credit Participating Interest

Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate as of the Special Expiration Date related to such Extension Request, but such Nonextending Banks (other than Nonextending Banks which have been replaced as contemplated by Section 2.14 hereof) shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Tranche 1 Letters of Credit and shall retain their respective Letter of Credit Participating Interests in and with respect to Tranche 1 Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche 2 Letter of Credit Participating Interest Commitment" and the Committed Amount of such Bank shall be its "Tranche 2 Committed Amount";
(iii) the "Tranche 2 Letter of Credit Participating Interest Commitment Percentage" for each Tranche 2 Bank shall mean a fraction, expressed as a percentage, the numerator of which is such Tranche 2 Bank's Tranche 2 Committed Amount and the denominator of which is the aggregate Tranche 2 Committed Amounts of all of the Tranche 2 Banks; and (iv) the Issuing Bank shall have no obligation to issue any Tranche 2 Letter of Credit (or to permit any Letter of Credit to become a Tranche 2 Letter of Credit by extension of its L/C Termination Date) if the Letter of Credit Exposure upon such issuance (or extension) would exceed the aggregate of the Banks' Tranche 2 Committed Amounts.

         (c) Supplement to Tranche System. If AUL elects a Supplement to Tranche System with respect to an Extension Request, the following shall occur: (i) the Letter of Credit Participating Interest Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate, but such Nonextending Banks shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Letters of Credit under existing Tranches and shall retain their respective Letter of Credit Participating Interests in and with respect to existing Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Participating Interest Commitment of each Bank which has consented in writing to such Extension Request shall be a "Tranche X Letter of Credit Participating Interest Commitment" and the Committed Amount of such Bank shall be its "Tranche X Committed Amount"; (iii) the "Tranche X Letter of Credit Participating Interest Commitment Percentage" for each Tranche X Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche X Bank's Tranche X Committed Amount, and the denominator of which is the aggregate Tranche X Committed Amounts of all of the Tranche X Banks, all as contemplated by the definition of the term "Tranche X" contained in paragraph (a) of this
Section 2.15; and (iv) the Issuing Bank shall have no obligation to issue any Tranche X Letter of Credit (or to permit any Letter of Credit to become a Tranche X Letter of Credit by extension of its L/C Termination Date) if the Letter of Credit Exposure upon such issuance (or extension) would exceed the aggregate of the Banks' Tranche X Committed Amounts.



                                   ARTICLE III

                             REVOLVING CREDIT LOANS

         3.01.  Revolving Credit Loans.

         (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees (such agreement being herein called such Bank's "Revolving Credit Commitment") to make loans (the "Loans") in Dollars, Pounds or Euros to a Borrower at any time or from time to time on or after the Closing Date and to but not including the Expiration Date. A Bank shall have no obligation to make any Loan to the extent that the Dollar Equivalent of such Bank's Total Credit Exposure at any time outstanding would exceed such Bank's Committed Amount at such time. The sum of all of the Banks' Revolving Credit Exposures shall not exceed $50,000,000 (or such lesser amount as may be irrevocably specified from time to time by written notice from AUL to the Agent) at any time.

         (b) Purpose and Nature of Credit. Within the limits of time and amount set forth in this Section 3.01, and subject to the provisions of this Agreement, a Borrower may borrow, repay and reborrow Loans hereunder. The failure of any Bank to make a Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither the Administrative Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan. Each Loan shall be made to a single Borrower and shall be made in Dollars, Pounds or Euros. Loans shall be used by the Borrowers for general corporate purposes, including without limitation for temporary liquidity needs.

         (c) Revolving Credit Notes. The obligation of each Borrower to repay the unpaid principal amount of the Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by promissory notes of such Borrower, one to each Bank, dated the Closing Date (collectively for all Borrowers and all Banks, the "Notes") in substantially the form attached hereto as Exhibit H-1, H-2 or H-3, as the case may be, with the blanks appropriately filled, payable to the order of such Bank.

         (d) Maturity. The Loans shall mature, and be due and payable, on the Maturity Date. The term "Maturity Date" shall mean: (i) if no Extension Request shall theretofore have been made, November 1, 2001; (ii) if all of the Banks have consented to an Extension Request, the date specified in such Extension Request; and (iii) if fewer than all of the Banks have consented to an Extension Request, the Current Expiration Date which was in effect at the time such Extension Request was made.

         3.02 Making of Loans. Whenever any Borrower desires that the Banks make Loans, such Borrower shall provide Standard Notice to the Administrative Agent setting forth the following information:

         (a) The name of the Borrower to whom such proposed Loans are to be made;

         (b) The date, which shall be a Business Day, on which such proposed Loans are to be made;

         (c) The currency, which shall be Dollars, Pounds or Euros, in which such Loans are to be made;

         (d) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (e) of this
Section 3.02;

         (e) The interest rate Option or Options selected in accordance with
Section 3.03(a) hereof and the principal amount selected in accordance with
Section 3.03(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Loans; and

         (f) with respect to each such Funding Segment of such proposed Loans, the Euro-Rate Funding Period to apply to such Funding Segment selected in accordance with Section 3.03(c) hereof.

         The Administrative Agent shall promptly give notice to each Bank of the information contained in such notice and of the amount of such Bank's Loan. Unless any applicable condition specified in Article V hereof has not been satisfied on the proposed borrowing date specified in such Standard Notice, each Bank shall make the proceeds of its Loan available to the Administrative Agent
(a) with respect to Dollars, at the Administrative Agent's Domestic Office, no later than 12:00 o'clock Noon, Pittsburgh time, and (b) with respect to Pounds or Euros, at the Administrative Agent's London Office, no later than 12:00 o'clock Noon, London time, on the date specified in such notice, in funds immediately available at such office. The Administrative Agent will make the funds so received available to such Borrower in funds immediately available at the Administrative Agent's Domestic Office or at the Administrative Agent's London Office, as the case may be.

         3.03  Interest Rates.

         (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by a Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, a Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans, it being understood that the Base Rate Option may not be selected for Loans denominated in Pounds or Euros.

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Base Rate for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) the Federal Funds Effective Rate for such day plus .50%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

                  (ii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Administrative Agent in accordance with its usual procedures for determination of London interbank market-based interest rates for borrowers in general by reference to the applicable Telerate Screen page or other similar source (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars, Pounds or Euros, as applicable, offered to major money center banks in the London interbank market (or, to the extent consistent with the Administrative Agent's usual procedures, the interbank market for the Euro zone) at approximately 11:00 a.m., London time (or, in the case of Euros, to the extent consistent with the Administrative Agent's usual procedures, Brussels time), two Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                 The "Euro-Rate" may also be expressed by the following formula:

                  [average of the rates offered to major money ]

                  [center banks in the London (or Euro zone) interbank market]

     Euro-Rate =  [determined by the Administrative Agent per subsection (A) ]
                  ------------------------------------------------------------
                  [1.00 - Euro-Rate Reserve Percentage]

         "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Bank is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

         (b) Notice of Euro-Rate. The Administrative Agent shall give prompt notice to AUL and to the Banks of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive, absent manifest error, if made in good faith.

         (c) Funding Periods. At any time when a Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of its Loans, the Borrower shall specify one or more periods (the "Euro-Rate Funding Periods") during which such Option shall apply, such Euro-Rate Funding Periods being one, two, three or six months; provided, that (i) each Euro-Rate Funding Period shall begin on a Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the London interbank market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive absent manifest error) and (ii) such Borrower may not select a Euro-Rate Funding Period that would end after the Maturity Date.

         (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of such Loans or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of such Loans shall be as set forth below:

--------------------------------------------------------------------------------
 PORTION OR FUNDING SEGMENT           ALLOWABLE AGGREGATE PRINCIPAL AMOUNTS
--------------------------------------------------------------------------------
   Base Rate Portion                   Any
--------------------------------------------------------------------------------
Each Funding Segment of             Integral multiples of $1,000,000, pound
the Euro-Rate Portion               sterling1,000,000 or EU1,000,000 not less
                                    than $5,000,000, pound sterling5,000,000 or
                                    EU5,000,000, as the case may be.
--------------------------------------------------------------------------------

         (e)      Euro-Rate Unascertainable.  If

                  (i) on any date on which a Euro-Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate,

                           (B) a contingency has occurred which materially and
                  adversely affects the London interbank market (or, if applicable, the interbank market for the Euro zone) for deposits in the relevant currency, or

                           (C) the effective cost to Banks having more than half
                  of the Committed Amounts of funding a proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate plus the Applicable Margin applicable to such Funding Segment, or

                  (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made unlawful by compliance by such Bank or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body;

         then, and in any such event, the Administrative Agent or such Bank, as the case may be, may notify AUL of such determination (and any Bank giving such notice shall notify the Administrative Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Banks (or, in the case of clause (ii), of the Bank giving such notice) to allow the Borrowers to select, convert to or renew the Euro-Rate Option shall be suspended until the Administrative Agent or such Bank, as the case may be, shall have later notified AUL (and any Bank giving such notice shall notify the Administrative Agent) of the Administrative Agent's or such Bank's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exists.

         If any Bank notifies AUL of a determination under subsection (ii) of this Section 3.03(e), the Euro-Rate Portion of the Dollar-denominated Loans of such Bank shall automatically be converted to the Base Rate Option as of the date specified in such notice.

         If at the time the Administrative Agent or a Bank makes a determination under subsection (i) or (ii) of this Section 3.03(e) the applicable Borrower previously has notified the Administrative Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Bank, such Loans of such Bank.

         3.04  Conversion or Renewal of Interest Rate Options.

         (a) Conversion or Renewal. Subject to the provisions of Section 3.11(b) hereof, a Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion: (i) at any time with respect to conversion from the Base Rate Option; or (ii) at the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option as to the Funding Segment corresponding to such expiring Funding Period. Whenever a Borrower desires to convert or renew any interest rate Option or Options, such Borrower shall provide to the Administrative Agent Standard Notice setting forth the following information: (1) the Loans to which such conversion or renewal is to apply; (2) the date, which shall be a Business Day, on which the proposed conversion or renewal is to be made; (3) the principal amounts selected in accordance with Section 3.03(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed; (4) the interest rate Option or Options selected in accordance with Section 3.03(a) hereof and the principal amounts selected in accordance with Section 3.03(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and (5) with respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 3.03(c) hereof to apply to such Funding Segment. Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.

         (b) Failure to Convert or Renew. Absent due notice from a Borrower of conversion or renewal in the circumstances described in clause (ii) of the first sentence of Section 3.04(a) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be (i) converted automatically to the Base Rate Option on the last day of the expiring Funding Period if such Euro-Rate Portion is in Dollars or (ii) renewed automatically for one month on the last day of the expiring Funding Period if such Euro-Rate Portion is in Pounds or Euros.

         3.05. Prepayments Generally. Whenever a Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Administrative Agent setting forth the following information: (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(b) subject to Section 3.09, the currency, which shall be either Dollars, Pounds or Euros, in which such proposed prepayment is to be made, (c) the total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 3.05 and (d) the principal amounts selected in accordance with Section 3.03(d) hereof of the Base Rate Portion and each part of each Funding Segment of Euro-Rate Portion to be prepaid. Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

         3.06. Optional Prepayments. A Borrower shall have the right at its option from time to time voluntarily to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 3.11(b) hereof) at any time. Any such prepayment shall be made in accordance with Section 3.05 hereof.

         3.07. Mandatory Prepayments. If the Dollar Equivalent of the aggregate Total Credit Exposure of the Banks exceeds the aggregate of the Banks' Committed Amounts at any time, then the Borrowers shall, upon receipt of notice of such excess from the Administrative Agent (and, if the amount of such excess is equal to or less than $3,000,000 upon the expiration of a period of ten days at the end of which period any excess remains outstanding), immediately prepay a principal amount of Loans (subject to Section 3.11(b)) so as to reduce the Dollar Equivalent of the aggregate Total Credit Exposures of the Banks by such excess.

         3.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and also, if such Funding Period is longer than three months, every three months during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

         3.09.  Pro Rata Treatment and Payments.

         (a) Each borrowing from the Banks and each payment or prepayment to the Banks under this Article III (except as specifically provided in Sections 3.11 and 3.12) and all fees payable by the Borrowers hereunder shall be made Pro Rata in accordance with each Bank's Commitment Percentage and from and to each Bank on the same date.

         (b) The parties agree that (i) all payments of principal, interest and other amounts in connection with Loans denominated in Dollars and all fees shall be made in Dollars and (ii) all payments of principal, interest and other amounts (other than fees) in connection with Loans denominated in Pounds or Euros shall be made in such currency.

         (c) All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers in Dollars shall be payable by 2:00 p.m., Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at its Domestic Office in Dollars in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. The Administrative Agent shall make the funds so received available to each Bank in funds immediately available at the Administrative Agent's Domestic Office.

         (d) All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from a Borrower in any Pounds or Euros shall be payable by 2:00 p.m., London time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at its London Office in such currency in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. The Administrative Agent shall promptly make the funds so received available to each Bank in funds immediately available at each Bank's office designated in writing to the Administrative Agent.

         (e) To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, funding fees or any other amounts due from a Borrower hereunder or under its Notes (excluding overdue principal, which shall bear interest as described in the immediately-following sentence), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be, with respect to Loans bearing interest at the Base Rate Option and based on a year of 360 days with respect to Loans bearing interest at the Euro-Rate Option) equal to the following: (i) in the case of any part of the Euro-Rate Portion of the Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period, at a rate per annum 2 % above the rate otherwise applicable to such part, and (B) thereafter, in accordance with the following clause (ii); and (ii) otherwise, 2% above the then-current Base Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. After the principal amount of any Loan has become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be, with respect to Loans bearing interest at the Base Rate Option and based on a year of 360 days with respect to Loans bearing interest at the Euro-Rate Option) which shall be equal to the following: (i) in the case of any part of the Euro-Rate Portion of the Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period, at a rate per annum 2 % above the rate otherwise applicable to such part, and (B) thereafter, in accordance with the following clause (ii); and (ii) in the case of any other principal amount due, 2 % above the then-current Base Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

         (f) The provisions of this Section 3.09 are cumulative and not exclusive of the other provisions of this Agreement; without limitation, the increased interest rates provided for herein are cumulative with the adjustments in interest rates provided for elsewhere in this Agreement. The Banks and the Borrowers acknowledge that, in no event shall the interest charged on any Loan exceed the maximum rate permitted under applicable law. Interest in excess of the maximum allowed by applicable law will not be collected and, if inadvertently collected, will be credited as a reduction of principal, effective as of the date inadvertently collected. Any payment of principal in excess of the then outstanding principal balance resulting from the inadvertent collection of interest in excess of the maximum rate allowed by law shall be refunded to the relevant Borrower, effective as of the date inadvertently collected.

         3.10  Calculation of Dollar Equivalent.

                  (a) Calculation of Dollar Equivalent. Upon each making and upon each payment of a Loan or a Letter of Credit denominated in Pounds or Euros, the Administrative Agent shall calculate the Dollar Equivalent of such Loan or Letter of Credit, as the case may be, and shall provide written confirmation to the Banks and to AUL.

                  (b) Recalculation of Dollar Equivalent. In determining the Dollar Equivalent of the aggregate Total Credit Exposure of the Banks, the Administrative Agent may use the respective Dollar Equivalent for the Loans and the Letters of Credit calculated in accordance with
         Section 3.10(a) hereof, unless such Dollar Equivalent so calculated exceeds 90% of the aggregate of the Banks' Committed Amounts, in which case the Administrative Agent shall recalculate the Dollar Equivalent of the Loans and the Letters of Credit outstanding no less frequently than once each week. The Administrative Agent may recalculate the Dollar Equivalent of each of the Loans and the Letters of Credit as frequently as it determines to do so in its discretion, provided, that such recalculation shall be made for all of the Loans and the Letters of Credit no less frequently than once each week during any period when the aggregate Dollar Equivalent of the aggregate Total Credit Exposure of the Banks exceeds 90% of the aggregate Committed Amounts of the Banks.

         3.11.  Additional Compensation in Certain Circumstances, etc.

         (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If the introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Official Body (whether or not having the force of law):

                  (i) subjects any Bank or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by a Borrower of principal, interest, commitment fee or other amounts due from such Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Bank's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, such Bank or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any person controlling a Bank, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling person s capital, taking into consideration such Bank's or controlling person's policies with respect to capital adequacy) by an amount which such Bank, in its reasonable discretion, deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Bank may from time to time notify AUL in writing of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the applicable Borrower to such Bank five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option applicable to Loans. A certificate by such Bank as to the amount due and payable under this Section 3.11(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts to notify AUL in writing of the occurrence of any event that would give rise to a payment by such Borrower under this Section 3.11(a); provided, however, that, so long as such notice is given within a reasonable period of time after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on such Borrower's obligations under this Section 3.11(a).

         (b) Funding Breakage. If (i) any Borrower fails to borrow, convert or renew any Loan hereunder which would, after such borrowing, conversion or renewal, have a Euro-Rate Portion, after notice requesting such borrowing, conversion or renewal has been given by such Borrower (whether such failure results from failure to satisfy applicable conditions to such borrowing, conversion, or renewal or otherwise), or (ii) any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period, such Borrower shall indemnify the Banks on demand against any loss, liability, cost or expense of any kind or nature which the Banks may sustain or incur in connection with or as a result of such event. Such indemnification in any event shall include an amount equal to the excess, if any, of (i) the aggregate amount of interest which would have accrued on the amount of the Euro-Rate Portion not so borrowed, converted or renewed, or which so becomes due, or which is so paid, prepaid or converted, from and including the date on which such borrowing, conversion or renewal would have been made pursuant to such notice, or on which such part of such Funding Segment so becomes due, or on which such part of such Funding Segment is so paid, prepaid or converted, to the last day of the Funding Period applicable to such amount (or, in the case of a failure to borrow, convert or renew, the Funding Period that would have been applicable to such amount but for such failure) in each case at the applicable rate of interest for such Euro-Rate Portion provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the aggregate amount of interest (as determined in good faith by the Administrative Agent with reference to the applicable Telerate Screen page or other source and after consultation with the Banks) which would have accrued to the Banks on such amount for such period by placing such amount on deposit for such period with leading banks in the London interbank market. A certificate by the Banks as to any amount that the Banks are entitled to receive pursuant to this Section 3.11(b) shall be conclusive absent manifest error if made in good faith.

         3.12. Funding by Branch, Subsidiary or Affiliate.

         (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to a Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Bank shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 3.03(e)(ii) hereof or would lessen compensation payable by the Borrowers under Section 3.11(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Bank without regard to such Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Bank.

         (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such part of the Euro-Rate Portion. Such Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request each Borrower to (A) execute and deliver to the Administrative Agent (for delivery to such branch, subsidiary or affiliate) a new Note in the principal amount of such Euro-Rate Portion, in substantially the form of a Note, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to a Borrower, and (B) execute and deliver to the Administrative Agent (for delivery to such Bank) a replacement Note in the principal amount of such Bank's Committed Amount minus the amount of the new Note under subsection (b)(ii)(A) (such Note to be in exchange for (and to be delivered against delivery, marked "exchanged" to such Borrower of), but not in payment of, the Note then held by such Bank). Each such Note shall be dated as of and be in substantially the form of the predecessor Note. The Administrative Agent shall mark the predecessor Note "exchanged" and deliver it to the respective Borrower. Each Borrower agrees to comply promptly with any request under subsection (b)(ii) of this Section 3.12. If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement, the Notes, and any other Transaction Document shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Note payable to such Bank's order.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES.

                  Each Credit Party represents and warrants to the Issuing Bank, the Banks and the Agents that:

         4.01. Corporate Existence and Standing. Such Credit Party and each of its Covered Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the power and authority to own its properties and assets, and to carry on its business as presently conducted, and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         4.02. Authorization and Validity. Such Credit Party has all requisite corporate power and authority and legal right to execute and deliver (or file, as the case may be) this Agreement and any other Transaction Document to which it is a party, to request the issuance of Letters of Credit (in the case of Account Parties) or the making of Loans (in the case of Borrowers) and to perform its obligations hereunder and thereunder. The execution and delivery (or filing, as the case may be) by such Credit Party of this Agreement and each such Transaction Document and the performance of its obligations hereunder and thereunder have been duly authorized by proper corporate proceedings and this Agreement and each such Transaction Document constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.03. Compliance with Laws and Contracts. Such Credit Party and its Covered Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by such Credit Party of the Transaction Documents to which such Credit Party is a party, the issuance or use of the Letters of Credit (in the case of Account Parties), the making of Loans or the use of the proceeds of Loans (in the case of Borrowers), the consummation of the transactions contemplated by the Transaction Documents nor compliance with the provisions of the Transaction Documents will, or at the relevant time did, (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or any Covered Subsidiary or such Credit Party's or any Covered Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which such Credit Party or any Covered Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of such Credit Party or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement or (c) require any consent of the stockholders of any Person except for approvals or consents which will be obtained before the initial Letter of Credit issuance (including by deeming Existing Letters of Credit to be Letters of Credit) or making of a Loan and are disclosed on Schedule 4.03, except for any violation of, failure to obtain an approval or consent required under, conflict with, default under or creation or imposition of a Lien pursuant to, any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

         4.04. Governmental Consents. Except as set forth on Schedule 4.04 hereto, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, a Governmental Authority, or any subdivision thereof, any securities exchange or any other Person is or at the relevant time was required with respect to a Credit Party to authorize, or is or at the relevant time was required with respect to a Credit Party or AAM in connection with, the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of any of the Transaction Documents, the issuance or use of the Letters of Credit, the making of Loans or the use of the proceeds of Loans, or the consummation of any transaction contemplated in the Transaction Documents.

         4.05. Financial Statements. The Credit Parties have heretofore furnished to the Administrative Agent, with sufficient copies for each Bank, the financial statements listed on Schedule 4.05 hereto (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles or SAP, as applicable, and, together with the related notes, fairly presents the consolidated financial condition and operations of Alleghany and its Subsidiaries, of the relevant Credit Party and its Subsidiaries, or of the relevant AUHL Entity or syndicate managed by any AUHL Entity, as applicable, at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

         4.06. Material Adverse Change. Except as set forth on Schedule 4.06 hereto, no material adverse change in the business, Property, condition (financial or otherwise), performance or operations of Alleghany and its Subsidiaries, taken as a whole, or of the AUHL Entities, taken as a whole, has occurred since December 31, 1999.

         4.07. Taxes. Except as set forth in Schedule 4.07 hereto, such Credit Party and each of its Covered Subsidiaries have filed or caused to be filed on a timely basis and in correct form all material tax returns which are required to be filed by it, and each of the Credit Parties and each such Subsidiary has paid all taxes due pursuant to said returns or pursuant to any assessment received by such person, except, in each case, such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any taxes for which any Credit Party or any Subsidiary of any Credit Party may be liable which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Credit Party and its Subsidiaries in respect of any taxes or other governmental charges owing with respect to any tax year are in accordance with Agreement Accounting Principles or SAP, as applicable.

         4.08. Litigation. There is no litigation, arbitration proceeding, inquiry or governmental investigation pending or, to the knowledge of any of its officers, threatened against or affecting such Credit Party or any of its Subsidiaries or any of their respective properties which could reasonably be expected to have a Material Adverse Effect if adversely determined.

         4.09. Licenses. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To such Credit Party's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

         4.10. Use of Proceeds. Such Credit Party is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

         4.11. Permits, Licenses and Rights. Such Credit Party and each Covered Subsidiary of such Credit Party own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without, to the best knowledge of such Credit Party, conflict with the rights of others, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         4.12. Disclosure. None of the (a) information, exhibits or reports furnished by or on behalf of any Credit Party to any Agent or to any Bank in connection with this Agreement or the Transaction Documents and the transactions contemplated hereby and thereby or (b) representations or warranties of any Credit Party contained in this Agreement, the other Transaction Documents or any other document, certificate or written statement furnished to the Agents or the Banks by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Agreement or the Transaction Documents contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made and on the date as of which the same were made; provided, that this Section 4.12 shall not apply to any plan, forecast, projection or pro forma financial information contained in such materials that is based upon good faith estimates and assumptions believed to be reasonable at the time made and shall not apply to the Merrill Lynch valuation report with respect to AAM distributed to the Banks prior to the execution and delivery of this Agreement. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made. There is no fact known to any Credit Party (other than matters of a general economic or political nature and other than matters applicable to the insurance industry generally) that has had since December 31, 1999 or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Agents or Banks for use in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

         4.13. Environmental Laws. Except as set forth on Schedule 4.13 hereto, there are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding"), whether pending or, to such Credit Party's knowledge, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against such Credit Party or any of its Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. Such Credit Party and each of its Covered Subsidiaries have obtained and are in compliance in all material respects with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating, in each case, to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. As of the date hereof, such Credit Party and its Covered Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, and, to the knowledge of such Credit Party, no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

         4.14. Material Agreements. Neither such Credit Party nor any Covered Subsidiary of such Credit Party is a party to any agreement or instrument or subject to any charter, bylaw or other restriction set forth in a similar governing document which could reasonably be expected to have a Material Adverse Effect. Neither such Credit Party nor any Covered Subsidiary of such Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         4.15 Insurance. Such Credit Party and each Covered Subsidiary of such Credit Party maintains insurance on its Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice.

         4.16. Capitalization. Schedule 4.16 hereto contains (a) an accurate description of Alleghany's capitalization as of June 30, 2000, and (b) an accurate list of all of such Credit Party's existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by such Credit Party or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Credit Party and of each Covered Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all Liens. Except as set forth on Schedule 4.16, no authorized but unissued or treasury shares of capital stock of such Credit Party or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 4.16, neither the Credit Party nor any Covered Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of such Credit Party or such Subsidiary. Neither the Credit Party nor any Covered Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 4.16. Except as set forth on
Schedule 4.16 as of the date hereof such Credit Party does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries.

         4.17. ERISA; Labor. The Unfunded Liabilities of all Single Employer Plans maintained by such Credit Party or any of its Subsidiaries do not in the aggregate exceed $5,000,000 and the Unfunded Liabilities of all Single Employer Plans maintained by the other members of the Controlled Group do not in the aggregate exceed an amount which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.17 neither such Credit Party nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan maintained by such Credit Party or any of its Subsidiaries, no Reportable Event has occurred with respect to any Plan maintained by any other member of the Controlled Group that could reasonably be expected to have a Material Adverse Effect, neither such Credit Party nor any Subsidiary has withdrawn from any Multiemployer Plan or initiated steps to do so, no other member of the Controlled Group has withdrawn from any Multiemployer Plan resulting in any withdrawal liability that could reasonably be expected to have a Material Adverse Effect or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan by any member of the Controlled Group or, to such Credit Party's knowledge, by any other Person. On the date of this Agreement, neither Alleghany nor any of its Covered Subsidiaries is a party to a collective bargaining agreement.

         4.18. Defaults. No Default or Unmatured Default has occurred and is continuing.

         4.19. Federal Reserve Regulations. Neither such Credit Party nor any its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Letter of Credit or Loan will be used in a manner which would violate, or result in a violation of Regulation T, Regulation U or Regulation X. Neither the issuance of any Letter of Credit or the making of any Loan hereunder nor the use of the proceeds thereof will violate or conflict with the provisions of, Regulation T, Regulation U or Regulation X. Following the issuance of any Letter of Credit or the making of any Loan, less than 25% of the value (as determined by any reasonable method) of the assets of such Credit Party and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole has been, and will continue to be, represented by Margin Stock.

         4.20. Investment Company; Public Utility Holding Company Act. Neither such Credit Party nor any Covered Subsidiary is, or after giving effect to the issuance of any Letter of Credit or the making of any Loan will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither such Credit Party nor any Covered Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.21. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by such Credit Party or any Subsidiary with respect to any of the transactions contemplated by this Agreement. Such Credit Party hereby agrees to indemnify the Agents and the Banks against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by such Credit Party in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for any Agent or any Bank which attorneys may be employees of any Agent or any Bank) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by such Credit Party or any Subsidiary for any other services rendered to such Credit Party or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.

         4.22. Solvency. As of the date hereof, before and after giving effect to the consummation of the transactions contemplated by the Transaction Documents and the payment of all fees, costs and expenses payable by the Credit Party or its Subsidiaries with respect to the transactions contemplated by the Transaction Documents, each Credit Party (individually and on a consolidated basis) is Solvent.

         4.23. Ownership of Properties. Except as set forth on Schedule 4.23 hereto, such Credit Party and its Covered Subsidiaries own, free of all liens, other than those permitted by Section 6.16 or by any of the other Transaction Documents, all of the properties and assets reflected in the Financial Statements as being owned by them, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of such Credit Party, there are no actual, threatened or alleged defaults with respect to any leases of real property under which such Credit Party or any Covered Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Such Credit Party and its Covered Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid or been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

         4.24. Indebtedness. Attached hereto as Schedule 4.24 is a complete and correct list of all Indebtedness of such Credit Party and its Covered Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $1,000,000 (or its equivalent in any other currency) for a single item of Indebtedness and $5,000,000 (or its equivalent in any other currency) in the aggregate for all such Indebtedness and other than Contingent Obligations permitted by clauses (b) through (f) of Section 6.15), showing the aggregate principal amount which was outstanding on such date. Such Credit Party has delivered or caused to be delivered to the Administrative Agent, with sufficient copies for each of the Banks, a true and complete copy of each instrument evidencing Indebtedness in a principal amount of $5,000,000 or more (or its equivalent in any other currency) and of each document pursuant to which any of such Indebtedness was issued.

                                    ARTICLE V

                                   CONDITIONS

         5.01. Effectiveness. The effectiveness of this Agreement shall be subject to the following conditions:

         (a) Proceedings and Incumbency. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank a certificate with respect to each Credit Party in form and substance satisfactory to the Administrative Agent dated the Closing Date and signed on behalf of each Credit Party by the Secretary or an Assistant Secretary of such Credit Party certifying as to: (a) true copies of all corporate action taken by such Credit Party relative to this Agreement and the other Transaction Documents applicable to it, including but not limited to that described in Section 4.02 hereof and (b) the names, true signatures and incumbency of the officer or officers of such Credit Party authorized to execute and deliver this Agreement and the other Transaction Documents applicable to it. Each Bank, the Issuing Bank and each Agent may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to such Person.

         (b) Organizational Documents. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank (i) certified copies of the articles of incorporation or memorandum of association and by-laws or other equivalent organizational documents for each Credit Party and for AAM and
(ii) a certificate of good standing for each Credit Party and for AAM certified by the appropriate Official Body of its place of organization.

         (c) Opinions of Counsel. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank written opinions addressed to the Banks, dated the Closing Date, of Messrs. Dewey Ballantine LLP, counsel for Alleghany, United States counsel for the Credit Parties and special English counsel for AUL, AUCL and Talbot, and of Messrs. Conyers, Dill & Pearman, special Bermuda counsel for AUC(B)L, in form and substance satisfactory to each Bank, which together are substantially to the effects set forth in Exhibit C.

         (d) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to each Bank, and each Bank shall have received all such counterpart originals or certified or other copies of this Agreement and the other the Transaction Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as such Bank has reasonably requested.

         (e) Fees and Expenses. Each Credit Party shall have paid all fees (including the arrangement fee payable pursuant to the engagement letter between the Arranger and Alleghany) and other compensation to be paid by it hereunder, or with respect to the transactions contemplated hereby, on or prior to the Closing Date.

         (f) Representation and Warranties. The representations and warranties contained in Article IV hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         (g) Documentation. The Pledge Agreement shall have been delivered to the Administrative Agent, duly executed by Alleghany, together with all other documents and certificates required to be delivered thereunder (including without limitation certificates representing the stock pledged as Collateral with undated stock powers endorsed in blank). The Continuing Letter of Credit Agreement shall have been delivered to the Administrative Agent and the Issuing Bank, duly executed by the respective Account Parties, and the Notes shall have been delivered to the Administrative Agent, duly executed by the Borrowers.

         (h) Other Certificates, Opinions or Documents. There shall have been delivered to the Administrative Agent with sufficient copies for each Bank such other certificates, opinions or documents as may be reasonably requested by the Administrative Agent.

         (i) Licenses; Regulatory Approvals. Each Credit Party shall have obtained all licenses and regulatory approvals, if any, which are necessary to complete the transactions contemplated by this Agreement and the other Transaction Documents.

         5.02. Extension of Credit. The obligation of the Issuing Bank and the Banks to make any Credit Extension hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by each Credit Party of its obligations to be performed hereunder on or before the date of such Credit Extension and to the satisfaction of the following further conditions:

         (a) Representations and Warranties; Events of Default and Unmatured Defaults. The representations and warranties contained in Article IV hereof shall be true on and as of the date of each Credit Extension made hereunder with the same effect as though made on and as of each such date, and on the date of each Credit Extension made hereunder no Default and no Unmatured Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Credit Extension to be made on such date. Failure of the Administrative Agent to receive notice from the applicable Credit Party to the contrary before any Credit Extension is made hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article IV hereof are true and correct on and as of the date of such Credit Extension with the same effect as though made on and as of such date and (ii) on the date of such Credit Extension no Default or Unmatured Default has occurred and is continuing or exists or will occur or exist after giving effect to such Credit Extension.

         (b) Commitment. The fact that, immediately after the making of such Credit Extension, the aggregate outstanding Total Credit Exposure hereunder will not exceed the aggregate of the Banks' Committed Amounts.



                                   ARTICLE VI

                                    COVENANTS

                  So long as any Letter of Credit or Loan is outstanding, any Obligation is outstanding, the Issuing Bank has any obligation to issue, or the Banks have any obligation to participate in, Letters of Credit, or the Banks have any obligation to make any Loan:

                  6.01. Financial Reporting. Each Credit Party will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles or SAP, as the case may be, consistently applied, and will furnish to the Banks:

                  (a) As soon as practicable and in any event within 120 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the independent certified public accountants of such Credit Party) audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with Agreement Accounting Principles or SAP, as the case may be, on a consolidated and (except with respect to AUHL and its Subsidiaries as such) consolidating basis (consolidating statements need not be certified by such accountants) for Alleghany and its Subsidiaries, for AUHL and its Subsidiaries and, unless a Substitution of Eligible Substitute Collateral has occurred, for AAM and its Subsidiaries, including balance sheets as of the end of such period (or, in the case of AUHL and its Subsidiaries, as of the immediately preceding September 30) and related statements of income, retained earnings and cash flows accompanied by

(i) any control letter prepared by said accountants addressed to the audit committee of the board of directors of Alleghany, any AUHL Entity or, unless a Substitution of Eligible Substitute Collateral has occurred, AAM, as the case may be, (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (iii) a letter from said accountants addressed to the Banks acknowledging that the Banks are relying on such certificate as part of their credit consideration of the transactions hereby contemplated and authorizing such reliance and (iv) a copy of each Annual Statement of each syndicate managed by any AUHL Entity prepared in accordance with SAP.

                  (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, commencing June 30, 2000, for Alleghany and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                  (c) Promptly and in any event within ten days after (i) learning thereof, notification of any changes after the date hereof in the rating given by Standard & Poor's or Moody's in respect of the senior Indebtedness, or as an issuer rating, of any Credit Party or, unless a Substitution of Eligible Substitute Collateral has occurred, AAM and (ii) receipt thereof, copies of any ratings analysis by Standard & Poor's or Moody's in respect of the senior Indebtedness of any Credit Party or, unless a Substitution of Eligible Substitute Collateral has occurred, AAM.

                  (d) Copies of any actuarial certificates prepared with respect to any AUHL Entity or, unless a Substitution of Eligible Substitute Collateral has occurred, AAM by an employee of or an actuary engaged by AAM or such AUHL Entity, as the case may be, promptly after the receipt thereof.

                  (e) As soon as available but in any event not later than the last Business Day in February of each Fiscal Year, a copy of the plan and forecast (including a projected consolidated balance sheet and income statement), if any, of AUHL and its Subsidiaries for such Fiscal Year, together with a copy of the narrative business plan, as filed with Lloyd's, for the Syndicates managed by any AUHL Entity for such Fiscal Year.

                  (f) Together with the financial statements required by clauses
(a) and (b) above, a compliance certificate in substantially the form of Exhibit D hereto signed by the chief financial officer of AUL showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (g) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

                  (h) As soon as possible and in any event within ten days after any Credit Party knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Alleghany describing said Termination Event and the action which such Credit Party proposes to take with respect thereto and as soon as possible and in any event within ten days after learning thereof notification of any lien imposed by the PBGC or the Internal Revenue Service on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which relates to liabilities in excess of ten percent of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries, taken as a whole.

                  (i) As soon as possible and in any event within ten days after receipt by any Credit Party or one of its Covered Subsidiaries, a copy of (i) any notice, claim, complaint or order to the effect that a Credit Party or any of its or their Covered Subsidiaries is or may be liable to any Person as a result of the release by such Credit Party or any of its Covered Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment. and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by such Credit Party or any of its or their Covered Subsidiaries. Within ten days of any Credit Party or any Covered Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, AUL shall provide the Administrative Agent with written notice thereof.

                  (j) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Credit Party or any of its Covered Subsidiaries files with any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by any Credit Party or any Covered Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with any insurance commissioner or department or analogous Governmental Authority.

                  (k) Promptly and in any event within ten days after learning thereof, notification of (i) any tax assessments demand, notice of proposed deficiency or notice of deficiency received by Alleghany or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, of any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to Agreement Accounting Principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries taken as a whole.

                  (l) Such other information (including, without limitation, the annual report prepared with respect to each AUHL Entity, if any, rated by A.M. Best & Co.) as any Agent or any Bank may from time to time reasonably request.

                  6.02. Use of Proceeds. Each Account Party and each Borrower will, and will cause each Subsidiary to, use the Credit Extensions made hereunder for its general corporate purposes (which may include, without limitation, deposits to the Credit for Reinsurance Trust Fund); provided, that each Account Party will use Multi-year Letters of Credit only in connection with its business relating to Lloyd's. No Account Party or Borrower will permit a Credit Extension in connection with the purchase or carrying of any Margin Stock or in connection with the acquisition of, or the acquisition of a majority interest in, any Person, which acquisition has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

                  6.03. Notice of Default. The Credit Parties will give prompt notice in writing to the Banks of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or other, relating specifically to any Credit Party or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of or the institution of any proceedings to revoke or suspend any License now or hereafter held by any AUHL Entity which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any AUHL Entity, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any AUHL Entity (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

                  6.04. Conduct of Business. Each Credit Party will, and will cause each Covered Subsidiary to, (a) carry on and conduct its business only in substantially the same manner as it is presently conducted, (b)(i) with respect to each AUHL Entity, only engage in the insurance business in which it is engaged or licensed as of the date hereof, or as of the date of its acquisition if hereafter acquired, or only engage in the insurance business for which it is formed, if hereafter formed, and (ii) with respect to each other Credit Party and each of its Covered Subsidiaries, only engage in the business in which it is engaged as of the date of its acquisition if hereafter acquired, or only engage in the business for which it is formed, if hereafter formed, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite qualification to conduct business in each other jurisdiction in which such qualification is required, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for it to operate its insurance business in compliance with all applicable laws and regulations; provided, that any AUHL Entity may withdraw from one or more jurisdictions (other than its jurisdiction of domicile) as an admitted insurer if such withdrawal is determined by the board of directors or management of such AUHL Entity to be in the best interest of such AUHL Entity and could not reasonably be expected to have a Material Adverse Effect. No AUHL Entity shall change its jurisdiction of domicile or incorporation without the prior written consent of the Required Banks. Each Credit Party and AAM shall be and continue to be a Wholly-Owned Subsidiary of Alleghany, unless, with respect to AAM only, a Substitution of Eligible Substitute Collateral shall have occurred. Each AUHL Entity other than AUHL shall be and continue to be a Subsidiary of AUHL.

                  6.05. Taxes. Each Credit Party will, and will cause each Covered Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns required to be filed by it that are true and correct in all material respects, and each Credit Party will, and will cause their respective Covered Subsidiaries and each other Consolidated Person to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except, in each case those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles or SAP, as applicable.

                  6.06. Insurance. Each Credit Party will, and will cause each Covered Subsidiary to, maintain insurance on all their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice, and the Credit Parties will furnish to any Agent and any Bank upon request all information as to the insurance carried.

                  6.07. Compliance with Laws. Each Credit Party will, and will cause each Covered Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  6.08. Maintenance of Properties. Each Credit Party will, and will cause each Covered Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition except for ordinary wear and tear, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, that any Credit Party or any Covered Subsidiary may dispose of any Property that such Person deems unnecessary for the conduct of its business.

                  6.09. Inspection. Each Credit Party will, and will cause each of its Covered Subsidiaries to, permit the Agents and the Banks, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of such Credit Party and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of such Credit Party and to discuss the affairs, finances and accounts of such Credit Party and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. Each Credit Party will keep or cause to be kept, and will cause each Subsidiary to cause or be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

                  6.10. Capital Stock and Dividends. No Credit Party will, nor will it permit any Subsidiary to, (a) issue any capital stock or equity securities of any kind if as a result thereof a Change in Control would occur, or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding if a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section
6.22 on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter), except that any Subsidiary of Alleghany may declare and pay dividends or make distributions to Alleghany or any Wholly-Owned Subsidiary of Alleghany.

                  6.11. Certain Covenants Related to AAM. Unless and until a Substitution of Eligible Substitute Collateral has occurred:

                  (a) Alleghany will not suffer or permit AAM or any of AAM's Subsidiaries to, create, incur or suffer to exist any Indebtedness or any obligations with respect to the transfer of rights relating to future revenues of AAM or such Subsidiaries other than (i) Indebtedness not in excess of $15,000,000 in the aggregate at any time outstanding and (ii) advances from Alleghany to AAM or any of AAM's Subsidiaries not exceeding $50,000,000 in the aggregate at any time outstanding pursuant to an agreement of Alleghany in form reasonably satisfactory to the Agent providing that, if the Banks shall have commenced remedial action with respect to the Collateral, or shall (other than solely as a result of the institution of an insolvency proceeding) be entitled to commence such remedial action, such advances shall automatically be converted into and be deemed to be common stock of AAM.

                  (b) Alleghany will not suffer or permit AAM or any of AAM's Subsidiaries to create, incur, or suffer to exist any Lien in, of or on any of their respective Property, except Liens in favor of the Bank Parties to secure obligations hereunder and except:

                      (i) Liens for taxes, assessments or governmental charges
                  or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles or SAP, as applicable, shall have been set aside on its books;

                      (ii) Liens imposed by law, such as carriers',
                  warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                      (iii) Liens arising out of pledges or deposits under
                  worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                      (iv) Utility easements, building restrictions and such
                  other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such Credit Party or its Subsidiaries;

                      (v) Liens existing on the date hereof and described in
                  Part A of Schedule 6.11 hereto and statutory Liens incurred in the ordinary course of business of the type described in Part B of Schedule 6.11 hereto; and

                      (vi) Other Liens securing Indebtedness or obligations with an aggregate principal amount not in excess of $5,000,000 (or its equivalent in any other currency) at any time outstanding.

                  (c) Alleghany shall cause AAM and AAM's Subsidiaries to maintain at all times (and shall not suffer AAM and AAM's Subsidiaries to fail to maintain at any time) Net Assets Under Management having a value at least equal to the equivalent of $35 billion, determined in accordance with Agreement Accounting Principles. Alleghany shall cause AAM and AAM's Wholly-Owned Subsidiaries and Deemed AAM Wholly-Owned Subsidiaries to maintain at all times (and shall not suffer AAM and such Wholly-Owned Subsidiaries and Deemed AAM Wholly-Owned Subsidiaries to fail to maintain at any time) assets under management having a value at least equal to the equivalent of $24 billion, determined in accordance with Agreement Accounting Principles. For purposes of this paragraph, "Net Assets Under Management" means assets under management of AAM and AAM's Subsidiaries minus a portion of the assets under management of each of AAM's Subsidiaries which is not a Wholly-Owned Subsidiary of AAM, which portion bears the same proportion to the total value of assets under management of such Subsidiary as the amount of equity interests in such Subsidiary held by Persons other than AAM and its Wholly-Owned Subsidiaries bears to the total amount of equity interests in such Subsidiary. For purposes of this paragraph, a "Deemed AAM Wholly-Owned Subsidiary" shall mean a Subsidiary of AAM which, but for ownership by management of such Subsidiary of equity interests which are nontransferable and which, in the aggregate, constitute not more than 20% of the outstanding equity interests of such Subsidiary, would be a Wholly-Owned Subsidiary of AAM.

                  (d) Alleghany shall cause AAM and AAM's Subsidiaries to continue at all times and for all periods of one month or longer to derive at least 90% of their revenues and earnings from the asset management business (which, for purposes of this paragraph, shall include the businesses in which AAM and AAM's Subsidiaries are engaged as of the date of this Agreement).

                  6.12. Merger. Alleghany shall not merge or consolidate with or into any other Person unless Alleghany is the surviving corporation and such merger or consolidation does not result in a Change in Control.

                  6.13. Sale of Assets. Unless and until a Substitution of Eligible Substitute Collateral has occurred, Alleghany will not sell or dispose of or permit the sale or other disposition of any of the stock of AAM, The Chicago Trust Company or Montag & Caldwell, Inc. or any substantial part of the Properties of AAM, The Chicago Trust Company, Montag & Caldwell, Inc. or any of their respective Subsidiaries.

                  6.14. Investments and Purchases. Alleghany will not, and will not permit any Subsidiary or other Credit Party to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, if the same would result in an Event of Default or an Unmatured Default.

         6.15. Contingent Obligations. No Credit Party will, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) Contingent Obligations described on Schedule 4.24, (b) Contingent Obligations incurred under insurance contracts or policies or under reinsurance contracts or policies issued, or under requirements of Lloyd's with respect to the Credit for Reinsurance Trust Fund or the Situs Trust Fund incurred, in the ordinary course of business, (c) Contingent Obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under insurance policies or contracts or under reinsurance policies or contracts, (d) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business, (e) the Obligations and (f) Contingent Obligations undertaken (x) in the ordinary course of the business of the AUHL Entities substantially in accordance with practice prior to the date of this Agreement and (y) in accordance with the standard form of Managing Agent's Agreement as in effect from time to time between AUL and each of AUCL, Talbot and AUC(B)L.

                  6.16. Indebtedness, Liens. No Credit Party will, nor will it permit any Subsidiary to, (a) create, incur, or suffer to exist any Indebtedness, or (b) create, incur or suffer to exist any Lien, if, in either case, the same would result in an Event of Default or an Unmatured Default.

                  6.17. Affiliates. Except for dividends to Alleghany or any Wholly-Owned Subsidiary of Alleghany, no Credit Party shall, nor shall it permit any Covered Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate of such Credit Party except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than the Credit Party or such Subsidiary would obtain in a comparable arm's-length transaction.

                  6.18. Other Indebtedness. Except as required pursuant to
Section 6.11(a) hereof, no Credit Party will, nor will it permit any Covered Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date when due (other than the Obligations) while a Default or Unmatured Default has occurred and is continuing.

                  6.19. Environmental Matters. Each Credit Party shall and shall cause each of its Covered Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all commercially reasonable actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by such Credit Party or any of its Covered Subsidiaries.

                  6.20. Change in Corporate Structure; Fiscal Year. No Credit Party shall, nor shall it permit any Subsidiary to, permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Banks (provided that such Credit Party shall notify the Administrative Agent of any other amendment or modification thereto as soon as practicable thereafter). Alleghany shall not change its fiscal year.

                  6.21. Inconsistent Agreements. No Credit Party shall, nor shall it permit any Covered Subsidiary to, enter into any indenture, agreement, instrument or other arrangement (other than the Transaction Documents) which,
(a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amendment of the Transaction Documents or the ability of any Covered Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to a Credit Party of which it is a Subsidiary or (iii) repay loans or advances from a Credit Party or (b) contains any provision which would be violated or breached by the issuance of Letters of Credit or by the performance by any Credit Party of any of its obligations under any Transaction Document.

                  6.22. Financial Covenants. Alleghany shall:

                  (a) Leverage Ratio. At all times after the date hereof maintain a Leverage Ratio of not more than 0.45 to 1.0.

                  (b) Tangible Net Worth. At all times after the date hereof maintain Tangible Net Worth equal to at least $873,032,000.

                  (c) Ratings. At all times after the date hereof maintain a senior unsecured debt rating or an Issuer rating of at least BBB- by Standard & Poors and at least Baa3 by Moody's.

                  6.23. Tax Consolidation. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or unitary income tax return with any Person (other than any of its Subsidiaries, Alleghany or any other Consolidated Person), except as required by law. No Credit Party will, nor will it permit any of its Subsidiaries to, enter into any tax sharing agreement with any Person (other than its parent companies, Alleghany, another Credit Party or any of its Subsidiaries) without the written consent of the Required Banks. Each Credit Party will cause each Covered Subsidiary (including any newly acquired or newly created Covered Subsidiary) to enter into a tax sharing agreement or arrangement with such Subsidiary's immediate parent corporation whenever such Subsidiary files any consolidated, combined or unitary income tax return with such immediate parent corporation, which tax sharing agreement shall obligate such Subsidiary to pay, or pursuant to which arrangement such Subsidiary shall have paid, to such Subsidiary's immediate parent corporation an amount of tax substantially equal to the amount of tax such parent corporation is required to pay to Alleghany (or to a Subsidiary of Alleghany) by reason of the taxable income of such Subsidiary.

                  6.24. ERISA Compliance.

                  With respect to any Plan none of any Credit Party and their respective Covered Subsidiaries shall:

                (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 could be imposed;

                (b) permit to be incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived;

                (c) permit the occurrence of any Termination Event which could result in a liability to any member of the Controlled Group in excess of $1,000,000;

                (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or

                (e) permit the establishment, or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could reasonably be expected to result in liability to any member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         7.01. Events of Default. The occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law) shall be a Default:

         (a) The principal amount of any Loan or any reimbursement obligation with respect to any Letter of Credit shall not be paid when due hereunder;

         (b) Any interest, fee or other amount payable hereunder shall not be paid when due and shall remain unpaid for a period of five days from the due date thereof;

         (c) Alleghany shall default in the observance, performance or fulfillment of any covenant contained in Section 4.2 or 4.3 of the Pledge Agreement or any Credit Party shall default in the observance, performance or fulfillment of any covenant contained in Section 6.03(a), 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or 6.22 hereof;

         (d) Any Credit Party shall default in the observance, performance or fulfillment of any other covenant, condition or provision hereof or of the Pledge Agreement and such default shall not be remedied for a period of thirty days after written notice thereof to such Credit Party from any Agent or any Bank;

         (e) The default by any Credit Party or any Covered Subsidiary in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $5,000,000 (or its equivalent in any other currency) was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or any such Indebtedness of a Credit Party or any Covered Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

         (f) Any Credit Party or any Covered Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law(including any law of a jurisdiction other than the United States) relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.01(f), (vi) fail to contest in good faith any appointment or proceeding described in Section 7.01(g) or (vii) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due;

         (g) Without the application, approval or consent of a Credit Party or any Covered Subsidiary, as the case may be, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Credit Party or such Covered Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.01(f)(iv) shall be instituted against any Credit Party or any Covered Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five consecutive days;

         (h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"),
(i) all or any portion of the Property of any AUHL Entity, of Alleghany or, unless a Substitution of Eligible Substitute Collateral shall have occurred, of AAM or any of AAM's Subsidiaries which, when taken together with all other Property of the AUHL Entities, of Alleghany or of AAM and AAM's Subsidiaries, as the case may be, so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion or (ii) all or any portion of the Collateral;

         (i) Any Credit Party or any Covered Subsidiary shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000) (or, in each case, its equivalent in any other currency), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced;

         (j) Any representation or warranty made or deemed made by or on behalf of any Credit Party or AAM to the Banks, the Issuing Bank or the Agents under or in connection with this Agreement, the Pledge Agreement or any other Transaction Document, or any certificate or material information delivered in connection with this Agreement or any other Transaction Document, shall prove to have been false in any material respect on the date as of which made or deemed made;

         (k)  A Change in Control shall occur;

         (l) The Pledge Agreement or the guarantee contained in Article IX hereof shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of Alleghany, or Alleghany or any other Credit Party or AAM or any Person acting for or on behalf of any of such parties contests such validity or binding nature of the Pledge Agreement or the validity, perfection or priority of the security interest thereunder, or any such Person shall assert any of the foregoing;

         (m) (i) the Unfunded Liabilities of all Single Employer Plans maintained by any Credit Party or any Subsidiary of a Credit Party shall exceed in the aggregate $5,000,000 or a Reportable Event shall occur in connection with any Plan maintained by any Credit Party or any Subsidiary or a Credit Party,
(ii) the Unfunded Liabilities of all Single Employer Plans maintained by members of the Controlled Group shall exceed an amount which could reasonably be expected to have a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan maintained by members of the Controlled Group which could reasonably be expected to have a Material Adverse Effect or (iii) any Lien shall be imposed by the PBGC or the IRS against any assets of any Credit Party or any Subsidiary of a Credit Party with respect to a Plan maintained by any other member of the Controlled Group (or any other employee pension benefit plan as to which any such member may be liable).

         (n) Any License of any AUHL Entity (a) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) to revoke such License shall have been commenced against such AUHL Entity and shall not have been dismissed within 60 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 60 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such AUHL Entity and, in any such case, the Required Banks shall have determined in good faith that, individually or in the aggregate, such event or events could have a Material Adverse Effect;

         (o) Any AUHL Entity shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $250,000 (or its equivalent in any other currency) in any single instance or other such orders imposing fines in excess of $1,000,000 (or its equivalent in any other currency) in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such AUHL Entity of such state's applicable insurance laws or the regulations promulgated in connection therewith and, in any such case, the Required Banks shall have determined in good faith that, individually or in the aggregate, such event or events could have a Material Adverse Effect;

         (p) Any AUHL Entity shall become subject to (i) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or
(ii) any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect which in either case is not stayed within thirty days; and

         (q) Any Credit Party or any Covered Subsidiary or any other Consolidated Person shall receive any tax assessment, demand or notice of deficiency or have any tax liens filed or any judicial proceeding relating to any tax matter commenced against it which, in any such case, could reasonably be expected to have a Material Adverse Effect or any tax lien shall be filed against any property of any Credit Party or any Covered Subsidiary relating to the tax liabilities of any Person if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting or SAP, as applicable, shall have been set aside on its books.

         7.02. Consequences of an Event of Default.

         (a) If an Event of Default specified in subsections (a) through (e) or
(h) through (q) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Administrative Agent, any Bank or the Issuing Bank may have hereunder, at law, in equity or otherwise, the Banks shall be under no obligation to make Loans and the Issuing Bank shall be under no obligation to issue Letters of Credit, and the Administrative Agent may, and upon the written request of the Required Banks shall, by notice to AUL, from time to time do any or all of the following:

                  (i) Declare the Revolving Credit Commitments and the commitment of the Issuing Bank to issue Letters of Credit terminated, whereupon the Revolving Credit Commitments and such commitment to issue Letters of Credit will terminate and any accrued Commitment Fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue,

                  (ii) Declare the unpaid principal amount of the Notes, interest accrued thereon and all other obligations of any of the Credit Parties hereunder to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and

                  (iii) Exercise any or all remedies available to it under the Pledge Agreement or otherwise.

         (b) If an Event of Default specified in subsection (f) or (g) of
Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Administrative Agent, any Bank or the Issuing Bank may have hereunder, at law, in equity or otherwise, the Banks shall be under no further obligation to make Loans and the Issuing Bank shall be under no further obligation to issue Letters of Credit, and the following provisions shall automatically apply:

                  (i) The Revolving Credit Commitments and the commitment to issue Letters of Credit shall terminate, and any accrued Commitment Fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue;

                  (ii) The unpaid principal amount of the Notes, interest accrued thereon and all other obligations of any of the Credit Parties hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue; and

                  (iii) The Administrative Agent may, and upon the request of the Required Banks shall, exercise any or all remedies available to it under the Pledge Agreement or otherwise.

         7.03 Certain Actions in Respect of Letters of Credit upon Default. If any Default shall have occurred and be continuing or shall exist, the Administrative Agent may, and at the direction of the Required Banks shall, irrespective of whether it is taking any other action with respect to such Default or otherwise and without limiting the generality of Section 7.02, make demand upon the applicable Account Party to, and forthwith upon such demand each applicable Account Party will, pay to the Administrative Agent on behalf of the Issuing Bank and the Banks in same day funds at the Administrative Agent's Domestic Office, for deposit to the Cash Collateral Account, an amount equal to the aggregate Letter of Credit Undrawn Availability of all Letters of Credit issued for the account of such Account Party then outstanding. If at any time the Administrative Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Issuing Bank and the Banks, or that the total amount of such funds is less than the aggregate Letter of Credit Undrawn Availability of all Letters of Credit then outstanding, the Account Party Members will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of such aggregate Letter of Credit Undrawn Availability over the total amount of funds, if any, then held in the Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. As used herein, the term "Cash Collateral Account" shall mean a cash collateral account opened by the Administrative Agent in the name of the applicable Account Parties but under the sole dominion and control of the Administrative Agent and subject to the terms of this Agreement. Each Account Party hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Banks, to secure payment of the Obligations, a security interest in the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account. Amounts on deposit in the Cash Collateral Account shall bear interest at the lowest customary rate payable at the time in question by the Administrative Agent for overnight deposits of a comparable amount and such interest shall be retained in and added to the Cash Collateral Account.



                                  ARTICLE VIII

                                   THE AGENTS

         8.01. Appointment. Each Bank hereby irrevocably appoints Mellon Bank, N.A. to act as Administrative Agent for such Bank under this Agreement and the other Transaction Documents, subject to Section 8.09 hereof. Each Bank hereby irrevocably authorizes each of the Agents to take such action on behalf of such Bank under the provisions of this Agreement and the other Transaction Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of each such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Administrative Agent on behalf of the Banks on the terms and conditions set forth in this Agreement and the other Transaction Documents, subject to the right of each Agent to resign as provided in Section
8.09 hereof. Each Bank hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Transaction Documents and to accept delivery of such of the other

Transaction Documents as may not require execution by the Administrative Agent. Each Bank agrees that the rights and remedies granted to each of the Agents under the Transaction Documents shall be exercised exclusively by the Agents, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

         8.02. General Nature of Agents' Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Transaction Document:

         (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of any Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist.

         (b) The duties and responsibilities of each of the Agents under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and no Agent shall have a fiduciary relationship in respect of any Bank.

         (c) Each Agent is and shall be solely the agent of the Banks. No Agent assumes, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Banks as provided in this Agreement and the other Transaction Documents).

         (d) No Agent shall be under any obligation to take any action hereunder or under any other Transaction Document if such Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Transaction Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified.

         8.03. Exercise of Powers. Each of the Agents shall take any action of the type specified in this Agreement or any other Transaction Document as being within such Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Transaction Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, such Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Transaction Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case such Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. No Agent shall have any liability to any Bank or affiliate of any Bank as a result of (x) such Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) such Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not such Agent has discretionary power to take such action, or (z) such Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

         8.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Transaction Document:

         (a) No Agent shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct.

         (b) No Agent shall be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Transaction Document, (iii) any failure of any Credit Party or Bank to perform any of their respective obligations under this Agreement or any other Transaction Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Transaction Documents or otherwise from time to time.

         (c) No Agent shall be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Credit Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Credit Party, AAM or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

         (d) No Agent shall be under any obligation, either initially or on a continuing basis, to provide any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Transaction Document to be furnished by such Agent to such Bank.

         8.05. Administration by the Agents.

         (a) Each of the Agents may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and such Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

         (b) Each of the Agents may consult with legal counsel (including, without limitation, in-house counsel for such Agent or in-house or other counsel for any Credit Party), independent public accountants and any other experts selected by it from time to time, and such Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         (c) Each of the Agents may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Agent in accordance with the requirements of this Agreement or any other Transaction Document. Whenever such Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Credit Party or Bank, such matter may be established by a certificate of such Credit Party or Bank, as the case may be, and such Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Transaction Document).

         (d) Each of the Agents may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against such Agent by reason of taking or continuing to take any such action.

         (e) Each of the Agents may perform any of its duties under this Agreement or any other Transaction Document by or through agents or attorneys-in-fact. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

         (f) No Agent shall be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has received notice from a Bank, Alleghany or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If any Agent receives such a notice, such Agent shall give prompt notice thereof to each Bank.

         8.06. Bank Not Relying on Agent or Other Banks. Each Bank acknowledges as follows: (a) neither any Agent nor any other Bank has made any representations or warranties to it, and no act taken hereafter by any Agent or any other Bank shall be deemed to constitute any representation or warranty by such Agent or such other Bank to it; (b) it has, independently and without reliance upon any Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Transaction Documents; and (c) it will, independently and without reliance upon any Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Transaction Documents.

         8.07. Indemnification. Each Bank agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Credit Party and without limitation of the obligations of the Credit Parties to do so), ratably in accordance with their respective Total Credit Exposures, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which a Letter of Credit directly or indirectly relates, provided that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand, and to the extent that any Bank fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to 2% over the interest rate per annum announced by the Federal Reserve Bank of New York or otherwise determined by such Agent to be applicable for such day to overnight federal funds transactions arranged by federal funds brokers on the previous trading day. If an Agent receives from a Bank interest for any day on a payment due under this Section, as contemplated by the immediately preceding sentence, and subsequently receives interest from a Credit Party for such day with respect to the cost, expense or other item giving rise to such payment, the amount of such interest received by such Agent from a Credit Party shall be forthwith paid to such Bank.

         8.08. Agents in their Individual Capacities. With respect to its Commitments and the Obligations owing to each Agent, such Agent shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not an Agent, and the terms "Banks" and like terms shall include such Agent in its individual capacity as such. Each Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though such Agent were not an Agent hereunder.

         8.09. Successor Agents. Any Agent may resign at any time by giving 10 days' prior written notice thereof to the Banks, AUL and Alleghany. Any Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to such Agent, the other Banks, AUL and Alleghany. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then such retiring Agent may, on behalf of the Banks, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as an Agent hereunder and under the Pledge Agreement, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent (but not earlier than the acceptance by a successor Administrative Agent of appointment as secured party under the Pledge Agreement), such Agent shall be discharged from its duties under this Agreement and the other Transaction Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was an Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by such Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to such Agent shall be given to each Bank, and all payments to be made to such Agent shall be made directly to the Account Parties, Borrowers or Bank for whose account such payment is made.

         8.10. Additional Administrative Agents. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Administrative Agent, the Borrowers and the Account Parties shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Administrative Agent, to act as co-Administrative Agent or agent with such powers of the Administrative Agent as may be provided in such supplemental agreement and to vest in such bank, trust company or Person as such co-Administrative Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Transaction Document.

         8.11. Calculations. No Agent shall be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Account Party or Borrower, to recover such amount from the appropriate Account Party or Borrower.

         8.12. Agents' Fees. Each Account Party and each Borrower agrees to pay to each Agent, for its individual account, a nonrefundable Administrative Agent's fee in an amount and at such time or times as such Agent and Alleghany have heretofore agreed.



                                   ARTICLE IX

                                    GUARANTEE

         9.01. The Guarantee. The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to the Agents, the Issuing Bank and the Banks, and becomes surety for, the prompt payment of the Obligations of the Account Parties and the Borrowers (the "Guaranteed Obligations") in full when due (whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees, as a primary obligor, that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise and whether or not such payments would not be permitted under any applicable bankruptcy or similar law), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include the obligations of the Account Parties under Section 7.03 hereof.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

         9.02. Obligations Unconditional. The obligations of the Guarantor under this Article are irrevocable, absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Account Party or any Borrower, for amounts paid under this Article IX until such time as the Banks have been paid in full, no Guaranteed Obligation is outstanding, the Letter of Credit Participating Interest Commitments under this Agreement have been terminated and no Person or Official Body shall have any right to request any return or reimbursement of funds from any Bank in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain irrevocable, absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, any Agent or any Bank as security for any of the Guaranteed Obligations shall be void or voidable, or shall fail to attach or be perfected or any Agent or any Bank shall fail to realize on any collateral security; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Banks exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the

Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. This is a guarantee of payment and not merely of collection.

         9.03. Reinstatement. The obligations of the Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Agents and the Banks on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Agent or any Bank in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

         9.04. Remedies. The Guarantor agrees that, to the fullest extent permitted by applicable law, as between the Guarantor, on the one hand, and the Agents and the Banks, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.02) for purposes of Section 9.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of said Section 9.01.

         9.05. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

         9.06. No Restrictions. Except for restrictions under the Transaction Documents, the Guarantor shall not be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents, or otherwise) on the right of the Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to any Account Party or any Borrower, (y) make loans or advances to any Account Party or any Borrower, or
(z) transfer any of its properties or assets to any Account Party or any Borrower.



                                    ARTICLE X

                                  MISCELLANEOUS

         10.01. No Implied Waiver etc. No delay or failure of any Agent or any Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agents and the Banks are cumulative and not exclusive of any rights or remedies which it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of an Agent or a Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

         10.02. Set-Off. In case any one or more of the Events of Default described in Article VII hereof shall occur, each Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of its interests in any Letter of Credit Reimbursement Obligations or Loan Repayment Obligations any debt owing by such Bank to the applicable Credit Party, including without limitation any funds in any deposit account maintained by such Credit Party with such Bank. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

         10.03. Survival of Provisions. Each of the representations, warranties, covenants and agreements of the Credit Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, and the making of any Credit Extension hereunder.

         10.04. Expenses and Fees; Indemnity.

         (a) Each of the Account Party Members and each Borrower agrees to pay or cause to be paid and to save each of the Agents, the Arranger and (in the case of clause (iv) below) each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs) incurred by such Agent or such Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Transaction Documents, (ii) any syndication of the transactions contemplated by this Agreement and the Transaction Documents, (iii) any amendments, modifications, supplements, waivers or consents requested by any Credit Party (whether or not ultimately entered into or granted) to this Agreement or any Transaction Document, and (iv) the enforcement or preservation of rights under this Agreement or any Transaction Document (including but not limited to the reasonable fees and expenses of special counsel to the Arranger and Banks and any such costs or expenses arising from or relating to (A) collection or enforcement of any other amount owing hereunder or thereunder by any Agent or any Bank and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Transaction Documents). Notwithstanding the foregoing, no Credit Party shall be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks. Each Credit Party (other than AUL) hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Agent or any Bank to be payable in connection with this Agreement or any other Transaction Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and each Credit Party (other than AUL) agrees to save each Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees.

         (b) Each of the Account Party Members and each Borrower hereby agrees to reimburse and indemnify each Agent, the Arranger and each Bank and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which any Letter of Credit directly or indirectly relates (and without in any way limiting the generality of the foregoing, including any violation or breach of any Law by any Credit Party or any exercise by any Agent or any Bank of any of its rights or remedies under this Agreement or any other Transaction Document; any breach of any representation or warranty, covenant or agreement of any Credit Party); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Account Party Members and Borrowers under this Section 10.04, or any other indemnification obligation of the Account Party Members or Borrowers hereunder or under any other Transaction Document, are unenforceable for any reason, the Account Party Members and the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, no Account Party Member or Borrower shall be required to pay costs and expenses of a Bank or a Participant (in its capacity as such) which were incurred by such Bank or Participant in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank or Participant by one or more of the other Banks or Participants.

         10.05. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         10.06. Holidays. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

         10.07. Notices, etc. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to a Bank, at such Bank's address on the signature pages hereof, if to the Administrative Agent at Three Mellon Center, Pittsburgh, Pennsylvania 15259, Attention: Loan Administration, with a copy to Institutional Banking, Room 4401, One Mellon Center, Pittsburgh, PA 15258; if to the Issuing Bank at Three Mellon Center, Pittsburgh, Pennsylvania 15259, Attention: Letter of Credit Department with a copy to Institutional Banking, Room 4401, One Mellon Center, Pittsburgh, Pennsylvania 15258 and if to any Credit Party, to AUL at Gracechurch House, 55 Gracechurch Street, London EC3V 0JP, England, Attention: Mr. Nigel Wachman, with a copy to the Chief Financial Officer of Alleghany at 375 Park Avenue, New York, New York 10152, or in accordance with the latest unrevoked written direction from any party to the other parties hereto. For the purposes of both receiving information from any Agent or any Bank or providing information to any Agent or any Bank, AUL shall act as the agent for each other Credit Party.

         10.08. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ANY OTHER MATTER RELATED THERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF COMMONWEALTH OF PENNSYLVANIA OR IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF COMMONWEALTH OF PENNSYLVANIA, THE COURTS OF THE STATE OF NEW YORK, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO ANY GENERAL RIGHT OF APPEAL. EACH CREDIT PARTY

FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS PROVIDED IN THIS AGREEMENT.

         10.09. WAIVER OF JURY TRIAL. TO THE EXTENT LITIGATION HEREUNDER IS BROUGHT BEFORE A COURT IN THE UNITED STATES, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISIONS OF EACH OTHER DOCUMENT HERETO TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND EACH BANK ENTERING INTO THIS AGREEMENT AND RELATED AGREEMENTS.

         10.10. Governing Law. This Agreement and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of New York without giving effect to conflict of laws principles.

         10.11 Validity and Enforceability. If any stamp tax, levy, duty or fee is imposed or payable in respect to this Agreement or the transaction contemplated hereby or is necessary or advisable to ensure the legality, validity or enforceability of the documents in this transaction, the Account Parties and Borrowers shall promptly pay such stamp tax, levy, duty or fee. No government approval or consent is necessary for the execution, delivery and performance of the transactions contemplated under this Agreement.

         10.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one (1) and the same instrument.

         10.13. Successors and Assigns; Participations; Assignments.

         (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Account Parties, the Borrowers, the Banks, all future holders of the Notes, the Agents, and their respective successors and assigns, except that no Credit Party may assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of each of the Agents and each of the Banks, and any purported assignment without such consent shall be void. Nothing in this Agreement shall preclude any Bank from assigning its interests in any of the Obligations or the Notes to a Federal Reserve Bank.

         (b) Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or a portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interest and the Loans owing to it and any Note held by
it); provided, that

                  (i) any such participation sold to a Participant which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Issuing Bank,

                  (ii) any such Bank's obligations under this Agreement and the other Transaction Documents shall remain unchanged,

                  (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Transaction Documents,

                  (v) such Participant shall be bound by the provisions of
         Section 10.13 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

                  (vi) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Transaction Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections
         (a), (b), (c), (d) or (e) of Section 10.14 hereof, and

                  (vii) a Participant shall have the right to vote regarding amendments to this Agreement only in connection with amendments which effect changes in the amount of Letter of Credit Participating Interest Commitments, Letter of Credit Participating Interests, Revolving Credit Commitments, Loans, fees payable hereunder and the Expiration Date.

Each Account Party and each Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.12, 3.11 and 10.04(b) with respect to its participation in the Letter of Credit Commitments, the Letters of Credit, the Revolving Credit Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

         (c) Assignments. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or any portion of its Letter of Credit Participating Interest Commitments and Letter of Credit Participating Interests, and all or any portion of its Revolving Credit Commitments, Loans owing to it and any Note held by it) to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that

                  (i) any such assignment shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Credit Parties and the Issuing Bank, unless an Event of Default has occurred and is continuing or exists, in which case the consent of the Credit Parties shall not be required,

                  (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Transaction Documents, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Letter of Credit Participating Interest Commitments, Letter of Credit Participating Interests, Revolving Credit Commitments and Loans then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of each Letter of Credit Commitment and Revolving Credit Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Transaction Documents, and

                  (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit B to this Agreement, duly completed (a "Transfer Supplement").

             In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Administrative Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note subject to such assignment, and a processing and recording fee of $2,500; and, upon receipt thereof, the Administrative Agent shall accept such Transfer Supplement; provided, however, that no such processing and recording fee shall be due if such assignment is to an affiliate of a Bank or a Federal Reserve Bank. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Administrative Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Administrative Agent's Domestic Office on the Transfer Effective Date specified in such Transfer Supplement:

                  (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

                  (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in a Transfer Supplement pursuant to which any Revolving Credit Commitment or Loan is assigned, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the Purchasing Bank) new Notes evidencing such Purchasing Bank's assigned Revolving Credit Commitments or Loans and (for delivery to the transferor Bank) replacement Notes in the principal amount of the Loans or Revolving Credit Commitments retained by the transferor Bank (such Notes to be in exchange for (and deliverable against delivery, marked "exchanged" of), but not in payment of, those Notes then held by such transferor Bank). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Administrative Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrowers. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

         (d) Register. The Administrative Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Letter of Credit Participating Interest Commitment of, the amount of the Letter of Credit Participating Interests of, the Revolving Credit Commitment of and the amount of the Loans of, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Account Parties, the Borrowers, Alleghany, the Agents and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by any Account Party, Borrower or Bank, or by Alleghany, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Financial and Other Information. Each Credit Party authorizes each Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Credit Parties and their Affiliates which has been or may be delivered to such Person by or on behalf of the Credit Parties in connection with this Agreement or any other Transaction Document or such Person's credit evaluation of the Credit Parties and their Affiliates, subject to the agreement of the Transferee or prospective Transferee to be bound by Section 10.17 hereof with respect to confidentiality. At the request of any Bank, a Credit Party, at a Credit Party's expense, shall provide to each prospective transferee the conformed copies of documents referred to in
Section 4 of the form of Transfer Supplement.

         10.14. Amendments and Waivers. Neither this Agreement nor any Transaction Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Agents and the Credit Parties may from time to time amend, modify or supplement the provisions of this Agreement or any other Transaction Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of any Credit Party, any Agent or any Bank. Any such amendment, modification or supplement made by the Credit Parties and the Agents in accordance with the provisions of this Section shall be binding upon the Credit Parties, each Bank and each Agent. The Agents shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

         (a) Increase the Committed Amount of any Bank over the amount thereof then in effect, or extend the Expiration Date or Maturity Date, without the written consent of each Bank affected thereby;

         (b) Reduce the principal amount of or extend the scheduled final maturity or time for any scheduled payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan (other than as a result of waiving the applicability of any increase in interest rates applicable to overdue amounts), without the written consent of each Bank affected thereby;

         (c) Reduce the amount of or postpone the date for payment of any Commitment Fee or Letter of Credit Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Transaction Document, without the written consent of each Bank affected thereby;

         (d) Change the definition of "Required Banks" or amend this Section 10.14, without the written consent of all the Banks;

         (e) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon any Agent or otherwise adversely affect the rights, interests or obligations of any Agent, without the written consent of such Agent;

         (f) Amend or waive any of the provisions of the Pledge Agreement or release the Pledgor from its obligations under the Pledge Agreement without the written consent of all the Banks, except that the Pledge Agreement may be amended with the written consent (which shall not be unreasonably withheld) of the Required Banks in connection with a Substitution of Eligible Substitute Collateral as contemplated by clause (a) of the definition of such term.

         (g) Amend or waive any of the provisions of Article IX or release the Guarantor from its obligations hereunder without the written consent of all of the Banks;

and provided further, that Transfer Supplements may be entered into in the manner provided in Section 10.13 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

         10.15. Judgment Currency. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Banks or any of them under this Agreement or any other Transaction Document or for the payment of damages in respect of any breach of this Agreement or any other Transaction Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Banks harmless against any deficiency in terms of Dollars in the amounts received by the Banks arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which each Bank is able to purchase Dollars with the amount of the Judgment Currency actually received by the Banks on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Account Parties and Borrowers hereunder and shall apply irrespective of any indulgence granted by the Banks.

         10.16. Records. The amount of outstanding Letters of Credit, each Bank's Letter of Credit Participating Interest, Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.

         10.17 Confidentiality. Each of the Agents and the Banks agree, for the benefit of the Credit Parties and AAM, to keep confidential (and not to use for any purpose other than in connection with this Agreement) the Transaction Documents and the extension of credit to the Credit Parties and their affiliates, any information relating to the Credit Parties and AAM received by it pursuant to or in connection with this Agreement which is (a) information which such Agent and such Bank reasonably expects that the applicable Credit Party would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 10.17 shall not be construed to prevent any Agent or any Bank from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Credit Parties and AAM to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Agent or such Bank which request or demand has the force of Law or is made by a bank regulatory agency (in which case the Agent and the Banks will use reasonable efforts to promptly so advise AUL), (iv) that has been publicly disclosed, other than from a breach of this provision by any Agent or any Bank, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that such Bank does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the applicable Credit Party,
(vi) in connection with the exercise of any right or remedy hereunder or under any other Transaction Document, (vii) as expressly contemplated by this Agreement or any other Transaction Document or (viii) to any prospective purchaser of all or any part of the interest of any Bank which shall agree in writing for the benefit of the Credit Parties and AAM to be bound by the obligation of confidentiality in this Agreement or the other Transaction Documents if such prospective purchaser is a financial institution or has been consented to by the Credit Parties, which consent will not be withheld if such purchaser is not a competitor of any Credit Party or AAM, or an affiliate of a competitor of any Credit Party or AAM.

         10.18. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of any Obligation contemplated by this Agreement or the other Transaction Documents to be made by an Account Party or Borrower pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 10.18 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. The Account Parties and Borrowers hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section 10.18 as fully as if it were a Bank hereunder.

         10.19. Arranger, Other Agents. The Arranger shall have no obligations or duties in its capacity as such under this Agreement. Neither the Syndication Agent nor the Managing Agent shall have any obligations or duties in its capacity as such under this Agreement.

         10.20. Power of Attorney. Each Credit Party hereby appoints and constitutes the Agent, its successors and assigns, as such Credit Party's agent and attorney-in-fact for the purpose of the exercise of the Agent's rights and remedies under the Pledge Agreement upon the occurrence of an Event of Default hereunder (including without limitation under the second sentence of Section 5.6 of the Pledge Agreement) and taking any action or executing any document or instrument that the Agent deems necessary or convenient for such purpose, including the power to deliver to Lloyd's or any other Person cash in the name of such Credit Party, to endorse and deliver to Lloyd's or any other Person checks, notes and other instruments for the payment of money in the name of and on behalf of such Credit Party and to endorse and deliver to Lloyd's or any other Person in the name of and on behalf of such Credit Party securities or other certificates. This appointment is coupled with an interest and is irrevocable and will not be affected by the bankruptcy or insolvency of any Credit Party or any circumstances whatsoever. Each Credit Party agrees that the Council of Lloyd's shall be entitled to accept the provisions hereof as conclusive evidence of the Agent's rights to effect any transfer pursuant to this Agreement or the Pledge Agreement and the authority granted to the Agent hereunder, notwithstanding any other notice as direction to the contrary heretofore or hereafter given by any Credit Party or any other Person.

[Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                           ALLEGHANY UNDERWRITING LTD


                           By      /s/ D. M. Slade
                              -------------------------------------------
                           Title:  Director


                           ALLEGHANY UNDERWRITING CAPITAL LTD


                           By      /s/ D. M. Slade
                              -------------------------------------------
                           Title:  Director


                           TALBOT UNDERWRITING LIMITED


                           By      /s/ D. M. Slade
                              -------------------------------------------
                           Title:  Director


                           ALLEGHANY UNDERWRITING CAPITAL (BERMUDA) LTD.


                           By      /s/ D. M. Slade
                              -------------------------------------------
                           Title:  Director


                           ALLEGHANY CORPORATION


                           By      /s/ Peter R. Sismondo
                              -------------------------------------------
                           Title:  Vice President, Controller,
                                   Treasurer and Assistant Secretary


                           MELLON BANK, N.A., as a Bank, as Issuing Bank and as Administrative Agent


                           By      /s/ Karla Maloof
                              -------------------------------------------
                           Title:  Vice President


                           Initial Committed Amount:  $75,000,000

                           NATIONAL WESTMINSTER BANK, plc, as a Bank and as Syndication Agent


                           By      /s/ John Mallett
                              -------------------------------------------
                           Title:  Senior Manager


                           Initial Committed Amount:  $70,000,000


                           ING BANK, N.V., London Branch., as a Bank and as Managing Agent


                           By      /s/ M. Sharman
                              -------------------------------------------
                           Title:  Director

                           By      /s/ T. Bates
                              -------------------------------------------
                           Title:  Director


                           Initial Committed Amount:  $60,000,000


                           CREDIT LYONNAIS NEW YORK BRANCH, as a Bank


                           By      /s/ Peter Rasmussen
                              -------------------------------------------
                           Title:  First Vice President


                           Initial Committed Amount:  $35,000,000


                           FLEET NATIONAL BANK, as a Bank


                           By      /s/ Robert Mclelland
                              -------------------------------------------
                           Title:  Director


                           Initial Committed Amount:  $35,000,000


                           ABN AMRO BANK, N.V., as a Bank


                           By      /s/ Raymond Catt
                              -------------------------------------------
                           Title:  Head of Insurance Banking

                           By      /s/ Martyn Taplin
                              -------------------------------------------
                           Title:  Authorised Signatory


                           Initial Committed Amount:  $35,000,000

                           PNC BANK, National Association., as a Bank


                           By      /s/ Donald V. Davis
                              -------------------------------------------
                           Title:  Vice President


                           Initial Committed Amount:  $15,000,000